Underlying supplement No. 14/A† To prospectus dated October 10, 2006 and prospectus supplements dated November 13, 2006 and November 15, 2007	Registration Statement No. 333-137902 dated October 10, 2006 Securities Act of 1933, Rule 424(b)(2)

Deutsche Bank AG

Warrants, Notes or Securities Linked to an Index

Deutsche Bank AG may from time to time offer and sell certain warrants, notes or securities linked to an index (collectively, the “securities”). This underlying supplement describes one of the potential indices to which the securities may be linked, as well as related matter concerning the relationship, if any, between Deutsche Bank AG and the sponsor or publisher of the index. Additional specific terms of any securities that we offer, including any additions or changes to the terms specified in the product supplement relating to your securities or the description of the index contained in this underlying supplement, will be described in a separate free writing prospectus, term sheet or pricing supplement, which we refer to as a “pricing supplement.” If there is any inconsistency between the terms described in the relevant pricing supplement and those described in this underlying supplement or in the accompanying prospectus, prospectus supplement or product supplement, the terms described in the relevant pricing supplement will be controlling.

This underlying supplement describes only one index to which the securities may be linked. We do not guarantee that we will offer securities linked to the index described in this underlying supplement. In addition, we may in the future offer securities linked to an index that is not described in this underlying supplement.

Issuer: Deutsche Bank AG, London Branch.

Underlying Index: The Deutsche Bank X-Alpha USD Excess Return® Index.

Investing in the securities involves risks not associated with an investment in conventional securities. See “Risk Factors” in the relevant product supplement and “Key Risks” in the relevant pricing supplement for risks related to an investment in the securities.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of the securities or passed upon the adequacy or accuracy of this underlying supplement or the accompanying prospectus, prospectus supplement or product supplement. Any representation to the contrary is a criminal offense.

The securities are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

Deutsche Bank AG

†	This amended and restated underlying supplement supercedes underlying supplement no. 14 in its entirety. We refer to this amended and restated underlying supplement as “underlying supplement.”

February 28, 2008

ADDITIONAL INFORMATION ABOUT THE SECURITIES

You should read this underlying supplement together with the prospectus dated October 10, 2006, as supplemented by the prospectus supplement dated November 13, 2006 or the prospectus supplement dated November 15, 2007, as applicable, and any relevant product supplement and pricing supplement that we may file with the SEC from time to time, which contain a description of the terms of particular categories of securities or the specific terms of your securities. This underlying supplement supercedes underlying supplement no. 14 in its entirety. You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

•	Prospectus supplement dated November 13, 2006:

http://www.sec.gov/Archives/edgar/data/1159508/000119312506233129/d424b3.htm

•	Prospectus supplement dated November 15, 2007:

http://www.sec.gov/Archives/edgar/data/1159508/000119312507248659/d424b3.htm

•	Prospectus dated October 10, 2006:

http://www.sec.gov/Archives/edgar/data/1159508/000095012306012432/u50845fv3asr.htm

Our Central Index Key, or CIK, on the SEC website is 0001159508. As used in this underlying supplement, “we,” “us” or “our” refers to Deutsche Bank AG, including, as the context requires, acting through one of its branches.

You should carefully consider, among other things, the matters set forth in “Risk Factors” in the relevant product supplement, as the securities involve risks not associated with an investment in conventional securities. We urge you to consult your investment, legal, tax, accounting and other advisers before deciding to invest in the securities.

UNDERLYING SUPPLEMENT SUMMARY

This underlying supplement describes one of the potential indices to which the securities may be linked and the relationship, if any, between Deutsche Bank AG and the sponsor or publisher of such index. If there is any inconsistency between the terms described in the relevant pricing supplement and those described in this underlying supplement, the terms described in the relevant pricing supplement will be controlling. Any relevant pricing supplement should also be read in connection with this underlying supplement, the relevant product supplement, if any, and the accompanying prospectus and prospectus supplement.

In this underlying supplement, when we refer to the “securities,” we mean certain warrants, notes or securities that may be offered by Deutsche Bank AG from time to time linked to an index. Also, references to the “accompanying prospectus” and “prospectus supplement” mean, respectively, the accompanying prospectus, dated October 10, 2006, of Deutsche Bank AG and the prospectus supplement, dated November 13, 2006 or the prospectus supplement, dated November 15, 2007, as applicable, of Deutsche Bank AG, and references to “relevant product supplement” refer to the relevant product supplement that we may file from time to time relating to the particular category of your securities. References to the “relevant pricing supplement” mean the pricing supplement and any free writing prospectus that describe the specific terms of your securities.

Specific Terms Will Be Described in Relevant Pricing Supplements

The relevant product supplement describes some of the general terms that apply to each category of securities and the general manner in which they may be offered. Deutsche Bank AG may also prepare one or more pricing supplements that describe particular issuances of securities. The specific terms for your securities will be described in the relevant pricing supplement, including any additions or changes to the terms specified in the relevant product supplement or the description of the index set forth in this underlying supplement. Any relevant pricing supplement, including any free writing prospectus, should be read in connection with this underlying supplement, the relevant product supplement and the accompanying prospectus and prospectus supplement.

THE DEUTSCHE BANK X-ALPHA USD EXCESS RETURN® INDEX

General Description

The Deutsche Bank X-Alpha USD Excess Return Index (the “Index”) uses a rules-based, mathematical model (the “X-Alpha Model”) that reflects the performance of eight proprietary equity indices (the “DB Regional Style Indices”) calculated by Deutsche Bank AG, London Branch (the “Index Sponsor”) relative to the performance of four well known regional equity benchmark indices maintained by third-party sponsors (each, a “Benchmark Index” and, collectively, the “Benchmark Indices”). The regional focus of the Index is the Euro Zone, the United States, Japan and the United Kingdom. The DB Regional Style Indices seek to identify, from a growth perspective, high short-term earnings momentum stocks (the “growth stocks”) and, from a value perspective, low price-earnings ratio or high dividend yielding stocks (the “value stocks”) in the above-referenced geographic regions.

The X-Alpha Model pairs each DB Regional Style Index that reflects the performance of the growth stocks and each DB Regional Style Index that reflects the performance of the value stocks with a Benchmark Index for a total of eight index constituent pairs (each, an “Index Constituent Pair”), as described below under “—Index Constituent Pairs.”

The return of each Index Constituent Pair is determined based on the daily cumulative return of the relevant DB Regional Style Index (which is measured as the return of such DB Regional Style Index since the last time such DB Regional Style Index was reconstituted) compared to that of the relevant Benchmark Index over the same time period. The X-Alpha Model, in turn, reflects a weighted return in U.S. dollars of the eight Index Constituent Pairs, with the Index Constituent Pairs weights determined based upon the Index Constituent Pair Percentage Weight for each Index Constituent Pair specified below under “—Index Constituent Pairs,” adjusted based upon recent observed volatility as described below under “—Calculation and Reconstitution of the Index.” Effectively, each Index Constituent Pair’s weighting in the X-Alpha Model is based upon two components: a fixed regional weighting which is multiplied by a volatility weighting that is calculated every three months based upon the comparison of the actual volatility experienced by such Index Constituent Pair and by the X-Alpha Model as a whole to the target volatility of 8%, as described below under “—Calculation and Reconstitution of the Index.”

The objective of the Index is to reflect the performance of an alpha investment model. “Alpha” is the difference in the performance of an asset (or financial indicator) relative to a benchmark asset (or financial indicator). An alpha investment model is a model that aims to generate positive alpha – i.e., positive returns that are generated without regard to the direction of a benchmark. The alpha in the Index is generated, in relation to each Index Constituent Pair, by the performance of a DB Regional Style Index relative to the Benchmark Index with which it is paired.

Index Constituents

The DB Regional Style Indices and the Benchmark Indices have been selected from four regions, representing the Euro Zone, the United States, Japan and the United Kingdom. Each Index Constituent reflects the reinvestment of dividends into such Index Constituent. In the case of the DB Regional Style Indices, 85% of the cash dividends paid are reinvested into the relevant index as a result of taxation on dividends, with the exception of the DB Regional Style Indices that are focused on the United States, for which 75% of the cash dividends are reinvested. In the case of the Benchmark Indices, cash dividends are reinvested into each relevant index less any withholding taxes or other charges, in accordance with the rules of each Benchmark Index.

The X-Alpha Model tracks the performance of the following eight DB Regional Style Indices:

Euro Zone

The DB Euro Value Total Return Index

The DB Euro Growth Total Return Index

United States

The DB U.S. Value Total Return Index

The DB U.S. Growth Total Return Index

Japan

The DB Japan Value Total Return Index

The DB Japan Growth Total Return Index

The United Kingdom

The DB U.K. Value Total Return Index

The DB U.K. Growth Total Return Index

Each of the DB Regional Style Indices is described below under “—Additional Information Relating to the DB Regional Style Indices.”

The performance of each DB Regional Style Index is measured against one of the following Benchmark Indices, as described below under “—Index constituent Pairs”:

Euro Zone:

The Dow Jones EURO STOXX 50 Total Return IndexTM (the “Euro Stoxx Index”).

United States:

The S&P 500® Total Return Index.

Japan:

The TOPIX 100® Total Return Index.

United Kingdom:

The FTSE 100® Total Return Index.

Each of the Benchmark Indices is described below under “—Additional Information Relating to the Benchmark Indices.”

For purposes of calculating the Index closing level (as defined below under “—Index Closing Level”), the DB Regional Style Indices and Benchmark Indices that are not denominated in U.S. dollars are expressed in U.S. dollars by converting the non-U.S. dollar amounts into U.S. dollars using the Exchange Rate.

“Exchange Rate” means, for any date of determination, the rate of exchange prevailing at 16:00 Central European Time (or at such time approximate thereto as the Index Sponsor determines to be practicable) on such day between the currency in which any Index Constituent is expressed (the “Reference Currency”) and U.S. dollars (expressed as the number of units of the Reference Currency or a fraction thereof required to buy one U.S. dollar) as determined by the Index Sponsor by reference to such source(s) as the Index Sponsor may determine to be appropriate at such time.

Index Constituent Pairs

The Index comprises eight pairs of notional financial positions which reflect the combined performance of a direct investment in one DB Regional Style Index minus the return of an equal investment in the Benchmark Index with which it is paired. Each of the eight DB Regional Style Indices is paired with one of the four Benchmark Indices to form an Index Constituent Pair as set forth in the table below, each of the two DB Regional Indices in the same region being paired with the Benchmark Index in the same region. The objective behind this pairing is to isolate the potential excess return of the “value” or “growth” stock selection model implemented by the relevant DB Regional Style Index over the return achieved by the Benchmark Index with which it is paired. Each Index Constituent Pair is rebalanced every three months such that the notional financial positions which comprise such Index Constituent Pair are reset to equal amounts, as described below under “—Calculation and Reconstitution of the Index.”

The Index Constituents comprising each of the eight Index Constituent Pairs are:

Index Constituent Pair	DB Regional Style Index	Benchmark Index	Index Constituent Pair Percentage Weight
Euro Value Pair	DB Euro Value Total Return Index	Dow Jones EURO STOXX 50 Total Return IndexTM	15%
Euro Growth Pair	DB Euro Growth Total Return Index	Dow Jones EURO STOXX 50 Total Return IndexTM	15%
U.S. Value Pair	DB U.S. Value Total Return Index	S&P 500® Total Return Index	25%
U.S. Growth Pair	DB U.S. Growth Total Return Index	S&P 500® Total Return Index	25%
U.K. Value Pair	DB U.K. Value Total Return Index	FTSE 100® Total Return Index	5%
U.K. Growth Pair	DB U.K. Growth Total Return Index	FTSE 100® Total Return Index	5%
Japan Value Pair	DB Japan Value Total Return Index	TOPIX 100® Total Return Index	5%
Japan Growth Pair	DB Japan Growth Total Return Index	TOPIX 100® Total Return Index	5%

Index Closing Level

The Index closing level (as defined below) on any trading day (as defined below under “—Market Disruption Events”) depends on the performance, in relation to each Index Constituent Pair, of the relevant DB Regional Style Index relative to the relevant Benchmark Index. If the overall performance of the DB Regional Style Indices compared to the Benchmark Indices, when measured by reference to each Index Constituent Pair, is positive, the Index closing level will rise. Conversely, if the overall performance of the DB Regional Style Indices compared to the Benchmark Indices, when measured by reference to each Index Constituent Pair, is negative, the Index closing level will fall. Therefore, whether or not the Index closing level rises or falls depends not on whether or not the levels of any of the DB Regional Style Indices and/or the Benchmark Indices rise or fall but rather on the overall performance of the DB Regional Style Indices relative to the Benchmark Indices when measured by reference to each Index Constituent Pair.

“Index closing level” means, on October 22, 1996, 1000. On each subsequent trading day, the Index closing level shall be determined by multiplying the X-Alpha Leveraged Reference Level for such trading day by the X-Alpha Leveraged Daily Cumulative Return for such trading day.

“X-Alpha Leveraged Reference Level” means, in respect of each trading day in the period from and including the first trading day following an X-Alpha Reconstitution Day (the “First X-Alpha Reconstitution Day”) to and including the immediately succeeding X-Alpha Reconstitution Day, the Index closing level calculated for the First X-Alpha Reconstitution Day, all as determined by the Index Sponsor.

“X-Alpha Reconstitution Day” means the sixth trading day following an Index Reconstitution Day.

“Index Reconstitution Day” means the 12th calendar day of each January, April, July and October or, if any such day is not a London Business Day, the first following day that is a London Business Day.

“London Business Day” means a day (other than a Saturday or Sunday) on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealings in foreign exchange and foreign currency deposits) in London.

“X-Alpha Leveraged Daily Cumulative Return” means, in respect of a trading day, an amount expressed as a percentage equal to the sum of (A) and (B) where

(A) equals one (1); and

(B) equals the product of (i) and (ii) where

(i)	equals the X-Alpha Exposure for such trading day (except on an X-Alpha Reconstitution Day, where it equals the X-Alpha Exposure for the immediately preceding trading day); and

(ii)	equals X-Alpha Model Daily Cumulative Return for such trading day,

all as determined by the Index Sponsor.

“X-Alpha Exposure” means, in respect of the X-Alpha Model Daily Level, an amount expressed as a percentage equal to, and not to exceed 150% or fall below 50%, in respect of the First X-Alpha Reconstitution Day and each trading day thereafter to but excluding the immediately succeeding X-Alpha Reconstitution Day, the quotient of (i) the Target Volatility Cap as numerator and (ii) the 100 Day Annualized Volatility determined in respect of the X-Alpha Model Daily Level on the Index Reconstitution Day immediately preceding the First X-Alpha Reconstitution Day as denominator, all as determined by the Index Sponsor.

“X-Alpha Model Daily Level” means, in respect of a trading day, an amount expressed in U.S. dollars and determined by the Index Sponsor to be equal to the sum of:

(A)

the sum of the products determined for each Index Constituent Pair of (i) the Index Constituent Pair Weight for such Index Constituent Pair as of such trading day and (ii) the Index Constituent Pair Leveraged Daily Level for such trading day; and

(B)	the Knock-Out Cash Component, if any, for such Index Constituent Pair as of such trading day.

The X-Alpha Model Daily Level will be rounded to the nearest two decimal places in U.S. dollars, 0.005 being rounded downwards.

The X-Alpha Model Daily Level will be calculated on each trading day, except as provided in the following sentence; provided, that if the Index Sponsor determines that any Index Constituent Pair Leveraged Daily Level cannot be determined on such trading day and no market disruption event has occurred on that trading day then, except as provided herein, no X-Alpha Model Daily Level for such trading day shall be determined. Upon the occurrence of a market disruption event, the X-Alpha Model Daily Level will not be calculated on the relevant trading day and will be calculated on the first succeeding trading day on which there is no market disruption event; provided, that if the market disruption event continues for a period of eight trading days, then the Index Sponsor will calculate the X-Alpha Model Daily Level having regard to the then prevailing market conditions, the last reported closing level of each relevant Index Constituent and such other conditions as the Index Sponsor determines relevant to the calculation of the X-Alpha Model Daily Level.

If a market disruption event occurs on an Index Constituent Pair Reconstitution Day, the Index Sponsor will make such determinations and/or adjustments as it considers appropriate to determine the X-Alpha Model Daily Level and/or any Index Constituent Pair Reference Level affected by the market disruption event on such Index Constituent Pair Reconstitution Day by reference to the prevailing market conditions and the last available Index Constituent Reference Level for the affected DB Regional Style Index or Benchmark Index, as the case may be, or may determine that such day shall not be that Index Constituent Pair Reconstitution Day but that such other day as the Index Sponsor shall select shall be that Index Constituent Pair Reconstitution Day.

“Index Constituent Pair Weight” means, in relation to an Index Constituent Pair and a trading day, the number of units or portion of units, as applicable, of such Index Constituent Pair contained in the Index on such trading day and shall be determined by the Index Sponsor to be in respect of the First X-Alpha Reconstitution Day and each trading day thereafter to but excluding the immediately succeeding X-Alpha Reconstitution Day, an amount equal to the product of (A) and (B) where:

(A) is the sum of the products determined for each Index Constituent Pair of (i) the Index Constituent Pair Leveraged Daily Level for such Index Constituent Pair for the First X-Alpha Reconstitution Day and (ii) the Index Constituent Pair Weight determined for such Index Constituent Pair for the X-Alpha Reconstitution Day immediately preceding the First X-Alpha Reconstitution Day; and

(B) equals the quotient of (i) the Index Constituent Pair Percentage Weight for such Index Constituent Pair as numerator and (ii) the Index Constituent Pair Leveraged Daily Level for such Index Constituent Pair for the First X-Alpha Reconstitution Day as denominator.

“Index Constituent Pair Leveraged Daily Level” means, in relation to an Index Constituent Pair and a trading day, the product of (i) the Index Constituent Pair Leveraged Return for such Index Constituent for such trading day and (ii) the Index Constituent Pair Leveraged Reference Level for such Index Constituent Pair for such trading day, all as determined by the Index Sponsor.

“Index Constituent Pair Leveraged Return” means, in relation to an Index Constituent Pair and a trading day and expressed as a percentage, the sum of (A) and (B) where

(A) equals one (1); and

(B) equals the product of (i) and (ii) where

(i) is (a) minus (b) where

(a)	equals the Index Constituent Pair Daily Cumulative Return for such trading day; and

(b) equals one (1); and

(ii)

equals the Index Constituent Pair Exposure for such trading day (except on an Index Constituent Pair Reconstitution Day, where it equals the Index Constituent Pair Exposure for the immediately preceding trading day), all as determined by the Index Sponsor.

“Index Constituent Pair Daily Cumulative Return” means, in relation to an Index Constituent Pair and a trading day and expressed as a percentage the product of (A) and (B) where:

(A) equals the sum of one (1) and (i) minus (ii) where

(i) equals the Index Constituent Return for the DB Regional Style Index constituting part of such Index Constituent Pair and (ii) equals the Index Constituent Return for the Benchmark Index constituting part of such Index Constituent Pair, in each case for such trading day; and

(B) equals (i) minus (ii) where

(i) is one (1) and (ii) equals the Borrow Fee (as defined below under “—Index Costs”) calculated for such trading day,

all as determined by the Index Sponsor.

“Index Constituent Return” means, in relation to an Index Constituent and a trading day, (A) minus (B), expressed as a percentage, where:

(A)

equals the quotient of (i) the Index Constituent Daily Index Level for such Index Constituent for such trading day as numerator and (ii) the Index Constituent Reference Level for such Index Constituent for such trading day as denominator and

(B)	equals one (1),

all as determined by the Index Sponsor.

“Index Constituent Daily Index Level” means, in relation to an Index Constituent and a trading day, the closing level on such trading day for such Index Constituent, in each case as determined by the Index Sponsor and converted into U.S. dollars at the Exchange Rate on such trading day.

“Index Constituent Reference Level” means, in relation to an Index Constituent and a trading day, the Index Constituent Daily Index Level of such Index Constituent for the Index Constituent Pair Reconstitution Day immediately preceding such trading day.

“Index Constituent Pair Exposure” means, in relation to an Index Constituent Pair and expressed as a percentage, and not to exceed 150% or fall below 50%, in respect of an Index Constituent Pair Reconstitution Day (the “First Index Constituent Pair Reconstitution Day”) and each trading day thereafter to but excluding the immediately succeeding Index Constituent Pair Reconstitution Day, the quotient of:

(A)	the Target Volatility Cap as numerator; and

(B)	the 100 Day Annualised Volatility determined in respect of such Index Constituent Pair on the Index Reconstitution Day immediately preceding the First Index Pair Reconstitution Day as denominator,

all as determined by the Index Sponsor.

“Index Constituent Pair Reconstitution Day” means the third trading day following an Index Reconstitution Day.

“Index Constituent Pair Leveraged Reference Level” means, in relation to an Index Constituent Pair in respect of each trading day in the period from and including the first trading day following an Index Constituent Pair Reconstitution Day (the “First Index Constituent Pair Reconstitution Day”) to and including the immediately succeeding Index Constituent Pair Reconstitution Day, the Index Constituent Pair Leveraged Daily Level determined in respect of the First Index Constituent Pair Reconstitution Day, all as determined by the Index Sponsor.

“Index Constituent Pair Reference Level” means, in relation to an Index Constituent Pair, in respect of each trading day in the period from and including the first trading day following the First Index Constituent Pair Reconstitution Day to and including the immediately succeeding Index Constituent Pair Reconstitution Day, the Index Constituent Pair Daily Level as of the First Index Pair Reconstitution Day, all as determined by the Index Sponsor.

“Knock-Out Cash Component” means, on a trading day subsequent to any Index Constituent Pair Knock-Out Event, an amount equal to the sum of:

(A)	the relevant Stop Loss Amount; and

(B)	the product of (i) the Knock-Out Cash Component Return determined on such trading day and (ii) the relevant Stop Loss Amount;

provided, that the Knock-Out Cash Component will reset to zero on the following Index Constituent Pair Reconstitution Day.

“Index Constituent Pair Knock-Out Event” means, in relation to any trading day, a determination by the Index Sponsor that the Index Constituent Pair Daily Cumulative Return for any Index Constituent Pair on such trading day is below -40% (negative forty percent).

“Stop Loss Amount” means, one trading day following the occurrence of an Index Constituent Pair Knock-Out Event, an amount determined by the Index Sponsor to be equal to the product of (A) the Index Constituent Pair Weight for the relevant Index Constituent Pair as determined for such day and (B) the relevant Index Constituent Pair Leveraged Daily Level for such day.

“Knock-Out Cash Component Return” means the product of (A) the Federal Funds Rate minus 6.25 basis points and (B) a number being (i) divided by (ii) where:

(i)

equals the number of calendar days in the period from and including the date of the occurrence of the relevant Index Constituent Pair Knock-Out Event to but excluding the immediately succeeding Index Reconstitution Day and

(ii)	is 365,

all as determined by the Index Sponsor.

“Target Volatility Cap” means 8%.

“100 Day Annualized Volatility” is expressed as a percentage and represents, in relation to an Index Reconstitution Day and an Index Constituent Pair Daily Level or the X-Alpha Model

Daily Level, as the case may be, an annualized statistical measure of the deviation over time in changes in daily returns of such Index Constituent Pair or the X-Alpha Model, as the case may be, calculated on the basis of the daily returns of such Index Constituent Pair or the X-Alpha Model, as the case may be, for the 100 trading days preceding the relevant Index Reconstitution Day. 100 Day Annualized Volatility is calculated by the Index Sponsor using the following formula:

where:

ln =	natural logarithm;

n =	number of Week Days from and excluding the Week Day falling 100 Week Days prior to the relevant Index Reconstitution Day up to and including the relevant Index Reconstitution Day; and

where to calculate the 100 Day Annualized Volatility of an Index Constituent Pair Daily Level:

Pi = where i is a number other than 0, the relevant Index Constituent Pair Daily Level observed on the ith Week Day preceding the relevant Index Reconstitution Day and, where i is equal to 0, the relevant Index Constituent Pair Daily Level observed on the relevant Index Reconstitution Day; or

where to calculate the 100 Day Annualized Volatility of the X-Alpha Model Daily Level:

Pi = where i is a number other than 0, the X-Alpha Model Daily Level on the ith Week Day preceding the relevant Index Reconstitution Day and, where i is equal to 0, the X-Alpha Model Daily Level on the relevant Index Reconstitution Day.

“Index Constituent Pair Daily Level” means, in relation to an Index Constituent Pair and a trading day, the product of the Index Constituent Pair Daily Cumulative Return and the Index Constituent Pair Reference Level for such Index Constituent Pair, in each case for such trading day and all as determined by the Index Sponsor.

“Week Day” means a day other than a Saturday or Sunday.

“X-Alpha Model Daily Cumulative Return” means, with respect to a trading day, an amount expressed as a percentage, determined by the Index Sponsor as (A) minus (B), where:

(A)

is the quotient of (i) the X-Alpha Model Daily Level (as defined above) in respect of such trading day as numerator and (ii) the X-Alpha Model Reference Level in respect of such trading day as denominator; and

(B)	equals 1.

“X-Alpha Model Reference Level” means, in respect of each trading day in the period from and including the first trading day following the First X-Alpha Reconstitution Day to and including the immediately succeeding X-Alpha Reconstitution Day, the X-Alpha Model Daily Level calculated for the First X-Alpha Reconstitution Day, all as determined by the Index Sponsor.

“X-Alpha Leveraged Reference Level” means in respect of each trading day in the period from and including the first trading day following the First X-Alpha Reconstitution Day to and including the immediately succeeding X-Alpha Reconstitution Day, the Index closing level calculated for the First X-Alpha Reconstitution Day, as determined by the Index Sponsor.

The Index closing level will be rounded to the nearest two decimal places in U.S. dollars, 0.005 being rounded downwards. The Index closing level will be published on each trading day; provided, that if no X-Alpha Model Daily Level is determined for a trading day, then no Index closing level will be determined for such trading day.

Calculation and Reconstitution of the Index

The calculation of the Index involves a series of daily calculations and quarterly reconstitution events based on five steps, which are described below. Step 1 is performed on a daily basis, while Steps 2-5 are performed only during a quarterly reconstitution. A reconstitution occurs in two separate phases. The first phase occurs on an Index Constituent Pair Reconstitution Day, which is the third trading day following an Index Reconstitution Day, and involves reconstitution events described in Steps 2 and 3. The second phase occurs on an X-Alpha Reconstitution Day, which is the sixth trading day following an Index Reconstitution Day, and involves reconstitution events described in Steps 4 and 5.

The calculation of Index and the reconstitution process are fully quantitative and rules-based and contain no subjectivity or discretion on the part of the Index Sponsor.

Step 1	Convert any non-U.S. dollar denominated Index Constituents into U.S. Dollars (performed on each trading day)

Each Index Constituent denominated in a currency other than the U.S. dollars is converted into U.S. dollars using the Exchange Rate.

Step 2	Rebalance each Index Constituent Pair so that the DB Regional Style Index position and the relevant Benchmark Index position are equal (performed on each Index Constituent Pair Reconstitution Day)

Each Index Constituent Pair is rebalanced such that the notional financial positions which comprise such Index Constituent Pair and represent the performance of a DB Regional Style Index and the relevant Benchmark Index are equal.

Step 3	Determine the Index Constituent Pair Exposure for each Index Constituent Pair (performed on each Index Constituent Pair Reconstitution Day)

The Index Constituent Pair Exposure is calculated for each Index Constituent Pair based on such Index Constituent Pair’s 100 Day Annualized Volatility calculated as of the immediately preceding Index Reconstitution Day compared to the Target Volatility Cap, subject to a minimum of 50% and a maximum of 150%.

Step 4	Determine the weighting of each Index Constituent Pair in the X-Alpha Model (performed on each X-Alpha Reconstitution Day)

The weighting of each Index Constituent Pair in the X-Alpha Model is comprised of two components and is calculated by multiplying the Index Constituent Pair Percentage Weight for such Index Constituent Pair (the first component) by the Index Constituent Pair Exposure determined for such Index Constituent Pair on the immediately preceding Index Constituent Pair Reconstitution Day (the second component) as described in Step 3 above. Multiplying these two components results in an adjustment of the regional weighting of each Index Constituent Pair based on the volatility of such Index Constituent Pair compared to the Target Volatility Cap. Such adjustment serves to increase the exposure of the X-Alpha Model to such Index Constituent Pair when the 100 Day Annualized Volatility of such Index Constituent Pair has been lower than the Target Volatility Cap and to decrease the exposure of the X-Alpha Model to such Index Constituent Pair when the 100 Day Annualized Volatility of such Index Constituent Pair has been higher than the Target Volatility Cap.

Step 5

Determine the X-Alpha Exposure and adjust, if necessary, the weighting of each Index Constituent Pair in the X-Alpha Model previously determined in Step 4 (performed on each X-Alpha Reconstitution Day)

The X-Alpha Exposure is calculated for the X-Alpha Model based on the X-Alpha Model’s 100 Day Annualized Volatility compared to the Target Volatility Cap, subject to a minimum of 50% and a maximum of 150%. This step is necessary because, even though the volatility of each Index Constituent Pair is targeted to the Target Volatility Cap through the adjustment described in Step 4 above, the 100 Day Annualized Volatility of the X-Alpha Model as a whole may still be below that of the Target Volatility Cap. If this occurs, the weighting for each Index Constituent Pair in the X-Alpha Model will be recalculated by multiplying the weighting for such Index Constituent Pair determined in Step 4 above by the X-Alpha Exposure calculated for the X-Alpha Model in this Step 5.

Knock-Out of an Index Constituent Pair

In the event that the Index Constituent Pair Daily Cumulative Return for any Index Constituent Pair is below -40% (negative forty percent), the level of the Index Constituent Pair is no longer used in the calculation of the X-Alpha Model until the next reconstitution. Rather, until the next reconstitution, the exposure of the X-Alpha Model to that Index Constituent Pair is replaced with exposure to a notional amount equal to the product of the Index Constituent Pair Weight for such Index Constituent Pair and the relevant Index Constituent Pair Leveraged Daily Level for such day, and interest thereon at the Federal Funds Rate minus 0.0625%. The “Federal Funds Rate” is the interest rate at which depository institutions lend balances at the Federal Reserve to other depository institutions overnight. This simulates the effect of “selling out” the notional position represented by the exposure of the X-Alpha Model to the poor-performing Index Constituent Pair and investing the proceeds in a Federal Funds Rate-based instrument until the next reconstitution. Upon the next reconstitution, the Index Constituent Pair would again be included in the X-Alpha Model as described above.

Index Costs

On each trading day, the calculation of the Index closing level will include a deduction of the Borrow Fee to defray transaction costs incurred in relation to the Index on such day.

“Borrow Fee” means, in relation to any trading day, an amount equal to the Borrow Fee Rate multiplied by the Day Count Fraction.

“Borrow Fee Rate” means 0.60%, provided that the Index Sponsor may increase or decrease this percentage from time to time when, in the determination of the Index Sponsor, the arithmetic average of the rate charged by three market counterparties as selected by the

Index Sponsor from time to time in its sole and absolute discretion in relation to lending futures or constituent stocks of all the Index Constituents changes from time to time as determined conclusively by the Index Sponsor in its sole and absolute discretion from time to time.

“Day Count Fraction” means, with respect to a trading day, (i) the number of calendar days in the period from and excluding the Index Reconstitution Day immediately preceding such trading day up to and including such trading day divided by (ii) 365.

Index Adjustments

Index Change Upon Change in Law, Error or Illegality

If any change in law or regulations would (i) make the calculation of the Index illegal or (ii) materially change the economic terms of the Index in the reasonable view of the Index Sponsor, then the Index Sponsor may modify the methodology of the Index in order to reconstitute the Index or calculate the Index closing level to the extent required to permit calculation of the Index or make such modification or prevent such material change in the economic terms of the Index, as the case may be. The Index Sponsor may also make modifications to the terms of the Index and the method of calculating the Index closing level in any manner that it may deem necessary or desirable to correct any manifest or proven error. In such a case, the Index Sponsor shall make any modification to the Index methodology such that the fundamental economic terms of the Index are equivalent to those immediately prior to the change in law or regulations requiring such modification.

Adjustments to the Index Constituent Pairs

If at any time in the determination of the Index Sponsor, (i) the DB Regional Style Index Sponsor (as defined below under “Additional Information Relating to the DB Regional Style Indices—DB Euro Value Total Return Index and DB Euro Growth Total Return Index”) or a Benchmark Index Sponsor makes a material change in the formula for or the method of calculating any DB Regional Style Index or the relevant Benchmark Index, as the case may be, or in any other way materially modifies such DB Regional Style Index or such Benchmark Index (other than a modification described in the formula or method of maintaining such DB Regional Style Index or Benchmark Index in the event of changes to constituent share and capitalization and other routine events), (ii) the DB Regional Style Index Sponsor or a Benchmark Index Sponsor makes a manifest error (in the determination of the Index Sponsor) in the calculation and/or publication of any DB Regional Style Index or the relevant Benchmark Index, as the case may be, or (iii) the DB Regional Style Index Sponsor or a Benchmark Index Sponsor fails to calculate and/or publish any DB Regional Style Index or the relevant Benchmark Index, then the Index Sponsor shall select a replacement index to replace the affected Index Constituent. Should the Index Sponsor decide that there is no suitable replacement index, then the Index Sponsor may make such determinations and/or adjustments as it considers appropriate until such time (if any) as the Index Sponsor determines that there is a suitable replacement index. Any such replacement index shall be an Index Constituent and shall be included in the relevant Index Constituent Pair from the date the Index Sponsor determines to be the effective date of such replacement. The Index Sponsor has no obligation to inform any person about any such replacement.

Index Calculation—Change in Methodology

The application of the methodology described in this underlying supplement by the Index Sponsor shall be conclusive and binding. While the Index Sponsor currently employs the above described methodology to constitute the Index and calculate the Index closing level, no assurance can be given that market, regulatory, juridical, financial or fiscal circumstances will not arise that would, in the view of the Index Sponsor, necessitate a modification or change of such methodology, and in such circumstances the Index Sponsor shall be entitled to make such modification or change as it shall in its sole and absolute discretion consider appropriate. The Index Sponsor will promptly publish notice of making any material modification or change to the Index methodology described in this underlying supplement as described below under “—Further Information Relating to the Index.” The Index Sponsor may also make modifications to the terms of the Index and/or the method of calculating the Index closing level in any manner that it may deem necessary or desirable to correct any manifest error or proven error or to cure, correct or supplement any defective provision contained herein. The Index Sponsor has no obligation to inform any person about such modification or change. The Index Sponsor will make reasonable efforts to ensure that such modifications or changes will result in a methodology that is consistent with the methodology described above.

Index Composition and Calculation—Change in Rebalancing and/or Reconstitution Period

The Index Sponsor may, by way of announcement published as described below under “—Further Information Relating to the Index,” amend any Index Reconstitution Day, Index Constituent Pair Reconstitution Day and/or X-Alpha Reconstitution Day (each, a “Date,” and, together, the “Dates”) on no less than 14 calendar days’ notice prior to such amendment taking place. Such amendment may, in the sole and absolute discretion of the Index Sponsor, be applicable in relation to any one or more Dates, and for a certain period or indefinitely.

The Index Sponsor may also, where it determines in its sole and absolute discretion that due to any market, regulatory, juridical, financial or fiscal circumstances, including any such circumstances arising as a result of hedging activity in relation to investments linked to the Index, a lack of market liquidity or any combination of factors, determine that any Dates should be expanded to include additional trading days, or moved to a trading day immediately before or succeeding any such Date, and may amend such other provisions relating to the composition and/or the calculation of the Index and/or the Index closing level that it considers necessary to effect any such change.

The Index Sponsor gives no assurance regarding any modification or change in any methodology used in calculating the Index and is under no obligation to continue the calculation, publication and dissemination of the Index.

Market Disruption Events

With respect to the Index, a “market disruption event” means:

1.    (a) where the relevant Index Constituent is other than the Euro Stoxx Index, the failure of a relevant Exchange or any Related Exchange to open for trading during its regular trading session on any trading day;

(b) where the relevant Index Constituent is the Euro Stoxx Index:

(i)	the failure of the index sponsor of the Euro Stoxx Index to publish the level of that Index Constituent, or

(ii)	the failure of any Related Exchange to open for trading during its regular trading session,

in each case, on any trading day;

2.    where the relevant Index Constituent is other than the Euro Stoxx Index:

(a)	the occurrence or existence at the Relevant Time for such Index Constituent or at any time during the one hour period that ends at the Relevant Time for such Index Constituent:

(i)

of any suspension of or limitation imposed on trading by the relevant Exchange or any Related Exchange or otherwise and whether by reason of movements in price exceeding limits permitted by the relevant Exchange or any Related Exchange or otherwise:

(A)	on any relevant Exchange(s) relating to securities that comprise 20 percent or more of the level of the relevant Index Constituent; or

(B)	in futures or options contracts relating to the relevant Index Constituent on any relevant Related Exchange; or

(ii)

of any event (other than an event described in (b) below) that disrupts or impairs (as determined by the Index Sponsor) the ability of market participants in general (A) to effect transactions in, or obtain market values for, on any relevant Exchange(s), securities that comprise 20 percent or more of the level of the relevant Index Constituent, or (B) to effect transactions in, or obtain market values for, futures or options contracts on or relating to the relevant Index Constituent on any relevant Related Exchange or futures or options contracts on or relating to any securities comprising the Index Constituent on the relevant exchange for the relevant futures or options contract; or

(b)

the closure on any Exchange Business Day of any relevant Exchange(s) relating to securities that comprise 20 percent or more of the level of the relevant Index Constituent or any Related Exchange(s) prior to its Scheduled Closing Time unless such earlier closing time is announced by such Exchange(s) or such Related Exchange(s), as the case may be, at least one hour prior to (A) the actual closing time for the regular trading session on such Exchange(s) or such Related Exchange(s) on such Exchange Business Day or, if earlier, (B) the submission deadline (if applicable) for orders to be entered into the relevant Exchange or Related Exchange system for execution at the Relevant Time for the relevant Index Constituent on such Exchange Business Day;

3.    where the relevant Index Constituent is the Euro Stoxx Index and in relation to the Euro Stoxx Index and a Component Security included in the Euro Stoxx Index, either:

(a)	the occurrence or existence, in respect of any Component Security, of:

(i)

a Trading Disruption in respect of such Component Security, at the Relevant Time for such Index Constituent or at any time during the one hour period that ends at the Relevant Time, as the case may be, in respect of the Exchange in respect of such Component Security;

(ii)

an Exchange Disruption in respect of such Component Security, at the Relevant Time for such Index Constituent or at any time during the one hour period that ends at the Relevant Time, as the case may be, in respect of the Exchange in respect of such Component Security; or

(iii)	an Early Closure in respect of such Component Security; and

the aggregate of all Component Securities in respect of which a Trading Disruption, an Exchange Disruption or an Early Closure occurs or exists, comprises 20 percent or more of the level of that Index Constituent; or

(b)

the occurrence or existence, in respect of futures or options contracts relating to that Index Constituent, of: (i) a Trading Disruption at the Relevant Time for such Index Constituent or at any time during the one hour period that ends at the Relevant Time, as the case may be, in respect of any Related Exchange, (ii) an Exchange Disruption at the Relevant Time for such Index Constituent or at any time during the one hour period that ends at the Relevant Time, as the case may be, in respect of any Related Exchange or (iii) an Early Closure, in each case in respect of such futures or options contracts; or

4.    a general moratorium is declared in respect of banking activities in any relevant country,

if, in the determination of the Index Sponsor, any of the foregoing is material and, in determining what is “material” the Index Sponsor may have regard to such circumstances as it deems appropriate, including any hedging arrangements of the Index Sponsor and/or any of its affiliates in relation to any transactions entered into by any of them relating to the Index or any Index Constituent.

As used above in relation to the Euro Stoxx Index:

“Early Closure” means the closure on any Exchange Business Day of the Exchange in respect of any Component Security or any Related Exchange prior to its Scheduled Closing Time unless such earlier closing time is announced by such Exchange or Related Exchange, as the case may be, at least one hour prior to the earlier of: (i) the actual closing time for the regular trading session on such Exchange or Related Exchange, as the case may be, on such Exchange Business Day; and (ii) the submission deadline (if applicable) for orders to be entered into the relevant Exchange or Related Exchange system for execution at the Relevant Time for such Index Constituent on such Exchange Business Day.

“Exchange Disruption” means any event (other than an Early Closure) that disrupts or impairs (as determined by the Index Sponsor) the ability of market participants in general to effect transactions in, or obtain market values for: (i) any Component Security on the Exchange in respect of such Component Security; or (ii) futures or options contracts relating to that Index Constituent on any Related Exchange; or (iii) futures or options contracts on or relating to any Component Securities on the relevant exchange for the relevant futures or options contract.

“Trading Disruption” means any suspension of or limitation imposed on trading by the relevant Exchange or Related Exchange, as the case may be, or otherwise and whether by reason of movements in price exceeding limits permitted by the relevant Exchange or Related Exchange or otherwise: (i) relating to any Component Security on the Exchange in respect of such Component Security; or (ii) in futures or options contracts relating to that Index Constituent on any Related Exchange.

In relation to paragraphs 1, 2 and 3 above, for the purpose of determining whether a market disruption event exists in relation to an Index Constituent or in respect of a Component Security at any time, if an event giving rise to a market disruption event occurs in respect of a security included in the Index Constituent or such Component Security at that time, then the relevant percentage contribution of that security or Component Security, as the case may be, to the level of that Index Constituent shall be based on a comparison of (i) the portion of the level of that Index Constituent attributable to that security or Component Security, as the case may be, and (ii) the overall level of that Index Constituent, in each case, either (a) except where the relevant Index Constituent is the Euro Stoxx Index, immediately before the occurrence of such market disruption event or (b) where the relevant Index Constituent is the Euro Stoxx Index, using the official opening weightings as published by the relevant index sponsor as part of the market “opening data.”

A “trading day” means a day on which each Exchange and each Related Exchange is scheduled to be open for its respective regular trading session, and any day on which the index sponsor for the Euro Stoxx Index is scheduled to publish the level of the Euro Stoxx Index.

“Exchange” means:

(a)

in respect of each Index Constituent other than the Euro Stoxx Index, the principal stock exchange(s) on which the securities comprising the Index Constituent are principally traded, as determined by the Index Sponsor; and

(b)

in respect of the Euro Stoxx Index, in relation to each component security of the Euro Stoxx Index (each, a “Component Security”), the principal stock exchange on which such Component Security is principally traded, as determined by the Index Sponsor.

“Exchange Business Day” means:

(a)

where the relevant Index Constituent is not the Euro Stoxx Index, any trading day on which each Exchange and each Related Exchange are open for trading during their respective regular trading sessions, notwithstanding any such Exchange or Related Exchange closing prior to its Scheduled Closing Time; and

(b)

where the relevant Index Constituent is the Euro Stoxx, any trading day on which the relevant index sponsor publishes the level of the Index Constituent and each Related Exchange is open for trading during its regular trading session, notwithstanding any such Related Exchange closing prior to its Scheduled Closing Time.

“Related Exchange” means in relation to each Index Constituent, each exchange or quotation system where trading has a material effect (as determined by the Index Sponsor) on the overall market for futures or options contracts relating to such Index Constituent (or any constituent of such Index Constituent).

“Relevant Time” means, with respect to any Index Constituent:

(a)	where the relevant Index Constituent is not the Euro Stoxx Index, the Scheduled Closing Time on the relevant Exchange on the relevant trading day; and

(b)	where the relevant Index Constituent is the Euro Stoxx Index,

(i)	for the purposes of determining whether a market disruption event has occurred pursuant to paragraph 3 of the definition thereof,

(A)	in respect of any Component Security, the Scheduled Closing Time (as defined below) on the relevant Exchange in respect of such Component Security; and

(B)	in respect of any options contracts or futures contracts on or relating to such Index Constituent, the close of trading on the relevant Related Exchange; and

(ii)	in all other circumstances, the time at which the official closing level of the relevant Index Constituent is calculated and published by the relevant index sponsor.

If, for the purposes of clauses (a) and (b)(i)(A) above, the relevant Exchange closes prior to its Scheduled Closing Time and the Relevant Time is after the actual closing time for its regular trading session, then the Relevant Time shall be such actual closing time.

“Scheduled Closing Time” means, in respect of an Exchange or Related Exchange and a trading day, the scheduled weekday closing time of such Exchange or Related Exchange on such trading day without regard to after hours or any other trading outside of the regular trading session hours.

Change in Methodology

Effective July 17, 2007, the methodology for the calculation of the Index was changed by the Index Sponsor to provide that: (i) in calculating the Index Constituent Pair Leveraged Return on an Index Constituent Pair Reconstitution Day, the Index Constituent Pair Exposure for each Index Constituent Pair would be that in effect for the immediately preceding trading day rather than the newly calculated Index Constituent Pair Exposure and (ii) in calculating the X-Alpha Leveraged Daily Cumulative Return on an X-Alpha Reconstitution Day, the X-Alpha Exposure would be that in effect for the immediately preceding trading day rather than the newly calculated X-Alpha Exposure.

The following table presents a comparison of the Index closing levels and annualized return from October 22, 1996 (the Index inception date) to July 16, 2007 calculated under the original methodology for the calculation of the Index to the retrospectively calculated Index closing levels and annualized return that would have resulted if the revised methodology for the calculation of the Index had been applied beginning on October 22, 1996.

	Prior Methodology	Revised Methodology (Retrospectively Calculated)
October 22, 1996 (retrospectively calculated)	1,000.00	1,000.00
October 3, 2006 (first date of live calculation)	2,018.76	1,933.94
July 16, 2007 (last day of original methodology)	2,184.80	2,073.74
Annualized Return from October 22, 1996 to July 16, 2007	7.55%	7.03%

To effect the transition from the original methodology to the revised methodology, the Index closing level in effect on July 16, 2007 was used as the starting point for the calculation of the Index under the new methodology. While the revised methodology would have resulted in lower Index closing levels and return for the dates and periods presented in the table above, such revised methodology would not necessarily have such an effect in all market conditions.

Further Information Relating to the Index

The Index Sponsor will publish the Index closing level for each trading day on Bloomberg ticker DBGLXAE <Index> or any successor thereto and on Deutsche Bank’s website at https://index.db.com/servlet/home or any successor thereto. The Index Sponsor will also publish on these websites any adjustments made to the Index, including notice of any material modification or change to the Index methodology described in this underlying supplement. The reference to Deutsche Bank’s website is made for purposes of conveying the foregoing information only, and no other information found at this website is incorporated by reference into this underlying supplement.

ADDITIONAL INFORMATION RELATING TO THE

DB REGIONAL STYLE INDICES

Unless otherwise specified below, please refer to “—Definitions Applicable to the DB Regional Style Indices” below for definitions of the terms used in the following descriptions of the DB Regional Style Indices.

DB Euro Value Total Return Index and DB Euro Growth Total Return Index

The DB Euro Value Total Return Index (the “DB Euro Value Index”) is intended to reflect the total return performance of the twenty shares with the highest Dividend Yield selected from the Dow Jones EURO STOXX SM Large Index. The DB Euro Growth Total Return Index (the “DB Euro Growth Index” and, together with the Euro Value Index, the “DB Euro Indices”) is intended to reflect the total return performance of the twenty shares with the highest Short-term Earnings Momentum selected from the Dow Jones EURO STOXXSM Large Index. Each DB Euro Index is reconstituted on a quarterly basis as described below in “—Index Recomposition” and “—Index Calculation During a Recomposition Period,” subject to the procedures and adjustments described below in “—Certain Adjustments Applicable to Each DB Regional Style Index—Potential Adjustment Events,” “—De-Listing, Merger Event, Nationalization and Insolvency” and “—Adjustments to the Selection Pool Index.” Each DB Euro Index is calculated and maintained by Deutsche Bank AG, London Branch (the “DB Regional Style Index Sponsor”) and is expressed in euro.

Index Recomposition

On each Selection Date, each DB Euro Index will be reconstituted and New Index Constituents (as defined below under “—Index Calculation During a Recomposition Period”) for each DB Euro Index will be selected from the Selection Pool Index as provided below; provided, that where the sponsor of the Selection Pool Index has announced on or prior to such Selection Date (the “Current Selection Date”) that one or more of the shares constituting the Selection Pool Index will cease to be included in such Selection Pool Index with effect from a date prior to the Selection Date immediately following the Current Selection Date, such share or shares will not be eligible for inclusion within either DB Euro Index for the purposes of such Current Selection Date.

The selection procedure for the Index Constituents for the DB Euro Value Index on each Selection Date is as follows.

The Dividend Yield for each Eligible Share is calculated, and twenty Eligible Shares with the highest Dividend Yield are selected as Index Constituents from the Selection Pool Index; provided, that no more than five shares the issuers of which are incorporated in the same country will be selected – i.e., in selecting the twenty Eligible Shares with the highest Dividend Yield, a maximum of five issuers of Index Constituents per country (based on the issuers whose shares have the highest Dividend Yield) will be selected. Where the Dividend Yield for any Eligible Share constituting the Selection Pool Index is the same as for any other Eligible Share or Shares constituting the Selection Pool Index, the Eligible Share with the highest Market Capitalization will be deemed to have the highest Dividend Yield for the purpose of selecting the New Index Constituents on the relevant Selection Date.

The selection procedure for the Index Constituents for the DB Euro Growth Index on each Selection Date is as follows.

The Short-term Earnings Momentum for each Eligible Share is calculated, and twenty Eligible Shares with the highest Short-term Earnings Momentum are selected as Index

Constituents from the Selection Pool Index; provided, that no more than five shares the issuers of which are incorporated in the same country will be selected – i.e., in selecting the twenty Eligible Shares with the highest Short-term Earnings Momentum, a maximum of five issuers of Index Constituents per country will be selected. Where the Short-term Earnings Momentum for any Eligible Share is the same as for any other Eligible Share or Shares constituting the Selection Pool Index, the Eligible Share with the highest Market Capitalization will be deemed to have the highest Short-term Earnings Momentum for the purpose of selecting the New Index Constituents on the relevant Selection Date.

In the event that fewer than twenty shares can be selected from the Selection Pool Index as provided above because of the restrictions described above and/or because there are fewer than twenty shares in the Selection Pool Index eligible for inclusion in a DB Euro Index for the purposes of the Current Selection Date, the remaining shares shall be selected from shares constituting the Dow Jones EURO STOXXSM Large and Mid Index (excluding any share the issuer of which is incorporated in Greece) but excluding any shares which constitute the Selection Pool Index. Such selection shall be on the same basis, and subject to the same restrictions, as shares selected from the Selection Pool Index and, in making such selection, the DB Regional Style Index Sponsor may deem any references herein to “Selection Pool Index” and/or any other relevant terms herein to include, or to be replaced by, as appropriate, references to the Dow Jones EURO STOXXSM Large and Mid Index, and the DB Regional Style Index Sponsor may make such other modifications as it considers necessary in connection therewith. The restriction described above limiting the number of shares that may be selected as Index Constituents from issuers incorporated in the same country to five applies also where some of the Index Constituents are selected from the Dow Jones EURO STOXXSM Large and Mid Index as provided above. Accordingly, shares may only be selected from the Dow Jones EURO STOXXSM Large and Mid Index subject to this restriction.

If, in relation to any Selection Date and following the selection process described above, there are still less than twenty shares in a DB Euro Index, the DB Regional Style Index Sponsor, in its reasonable discretion, will either be entitled (i) to deem that the number of shares that have been selected shall be deemed to be such DB Euro Index until the next Selection Date, (ii) to select the remaining shares from another index of its choice on the same basis and subject to the same restrictions as described above or (iii) to select an index instead of the shares that otherwise need to be selected in order to achieve the required number of Index Constituents, subject to such amendments and modifications as the DB Regional Style Index Sponsor deems necessary.

If a Market Disruption Occurrence occurs on any Selection Date and/or if a Trading Price in relation to any share constituting the Selection Pool Index cannot be determined by the DB Regional Style Index Sponsor on any Selection Date, the DB Regional Style Index Sponsor shall make such determinations and/or adjustments as it considers appropriate to determine such Trading Price for such Selection Date by reference to such sources as it deems appropriate.

The recomposition of each DB Euro Index described above will take effect immediately after the relevant Recomposition Period, subject to the provisions described below under “—Index Calculation During a Recomposition Period.”

Index Calculation

With respect to each DB Euro Index, the “Daily Index Closing Level” means, other than during a Recomposition Period, the closing level of such DB Euro Index and shall equal the sum of the products of (a) the Weight (as defined below) for each Index Constituent and (b) the

Trading Price of each such Index Constituent on the relevant Trading Day. The Daily Index Closing Level is always rounded to the two nearest decimals. The Daily Index Closing Level during a Recomposition Period will be calculated as described below under “—Index Calculation During a Recomposition Period.”

“Weight” means, for each Index Constituent on a Trading Day, the number of shares or portion of a share, as applicable, of such Index Constituent contained in a DB Euro Index on such Trading Day.

The Daily Index Closing Level for each DB Euro Index will be published on each Trading Day, subject to the provisions described below in “—Certain Adjustments Applicable to Each DB Regional Style Index—Index Calculation in Case of a Market Disruption”; provided, that if the DB Regional Style Index Sponsor determines that, in relation to any Index Constituent, no Trading Price can be determined on a Trading Day, and no Market Disruption Event (as defined below in “—Certain Adjustments Applicable to Each DB Regional Style Index—Index Calculation in Case of a Market Disruption”) has occurred on that day then, subject to the provisions described below in “—Index Calculation During a Recomposition Period,” no Daily Index Closing Level for such Trading Day will be determined.

Index Calculation During a Recomposition Period

The composition of each DB Euro Index will be changed over the third and fourth Trading Day following each Selection Date (each, a “Recomposition Day,” and each such two Trading Day period, a “Recomposition Period”). On the first Recomposition Day in a Recomposition Period at the time when all Trading Prices have been determined (such time in relation to any Recomposition Day, the “Official Closing Time”), the Weight of each Index Constituent then constituting each DB Euro Index (each, a “Previous Index Constituent”) shall be divided by two (the “Previous Weight Portion”).

If a Market Disruption Event occurs on any Trading Day during any Recomposition Period and/or if a Trading Price of a Previous Index Constituent and/or a New Index Constituent cannot be determined by the DB Regional Style Index Sponsor on any Trading Day as provided above during any Recomposition Period, the DB Regional Style Index Sponsor shall make such determinations and/or adjustments as it considers appropriate to determine the Daily Index Closing Level and/or such Trading Price on any such Trading Day or may determine that such Trading Day shall not be part of such Recomposition Period and may otherwise adjust the Recomposition Period and/or make such other adjustments as it deems appropriate, in each case by reference to such factors as it considers appropriate.

The Index Constituents that will replace the Previous Index Constituents and will constitute each DB Euro Index after such Recomposition Period are referred to as the “New Index Constituents” below for purposes of describing the reconstitution of each DB Euro Index during such Recomposition Period. The New Index Constituents will be selected on the relevant Selection Date as described above.

At the Official Closing Time on each Recomposition Day, the DB Regional Style Index Sponsor shall reconstitute each DB Euro Index in the following manner:

1.

Calculate the sum of the products of (a) the Previous Weight Portion for each Previous Index Constituent and (b) the applicable Trading Price of that Previous Index Constituent for such Recomposition Day (the “Previous Allocation Amount”).

2.

Allocate one-twentieth of the Previous Allocation Amount to each New Index Constituent (the “Invested Amount”). The Weight for each New Index Constituent shall equal (a) the Invested Amount divided by the Trading Price of such New Index Constituent on such Recomposition Day plus (b) the value of the Weights for such New Index Constituent, if any, determined on the previous Recomposition Day during such Recomposition Period. The Weight of a New Index Constituent will thus increase on each Recomposition Day in such Recomposition Period.

3.	Deduct from the Weight of each Previous Index Constituent the value of the Previous Weight Portion applicable to such Previous Index Constituent at the Official Closing Time on such Recomposition Day.

As an example, if the Weight of a Previous Index Constituent at the Official Closing Time on the first Recomposition Day equals two, then the Previous Weight Portion for such Previous Index Constituent will equal one on each Recomposition Day during such Recomposition Period. The Weight for such Previous Index Constituent will be reduced by one at the Official Closing Time on each Recomposition Day so that at the Official Closing Time on the second Recomposition Day in such Recomposition Period, such Weight will equal zero. This example assumes that the Previous Index Constituent does not go ex-dividend over the Recomposition Period; if it does go ex-dividend over the Recomposition Period, the Weight and the Previous Weight Portion for the Previous Index Constituent will be increased as described below to reflect such Dividend.

Weights and Previous Weight Portions are subject to adjustment as provided below under “—Certain Adjustments Applicable to Each DB Regional Style Index—Adjustment of the Weights for Dividends.”

If, as described herein or for any other reason, there are fewer than twenty Previous Index Constituents or New Index Constituents, then the DB Regional Style Index Sponsor may make such modifications as it, in its reasonable discretion, considers appropriate to the provisions hereof to take account thereof.

The Daily Index Closing Level for each DB Euro Index on any Trading Day during a Recomposition Period shall equal the sum of the following: (a) the sum of the products of (i) the then current Weight for each Previous Index Constituent and (ii) the Trading Price of each Previous Index Constituent on such day, and (b) the sum of the products of (i) the then current Weight for each New Index Constituent and (ii) the Trading Price of each New Index Constituent on such day. Each Weight or Previous Weight Portion will be rounded to the nearest six decimal places.

Composition of the DB Euro Value Total Return Index and the DB Euro Growth Total Return Index

Please refer to the relevant pricing supplement for the list of the current Index Constituents of each DB Euro Index and their respective Weights.

Certain Information Relating to the Sponsor of the Dow Jones EURO STOXXSM Large Index

STOXX Limited (“STOXX”) and Dow Jones & Company, Inc. (“Dow Jones”) have no relationship to Deutsche Bank AG or the DB Regional Style Index Sponsor other than in relation to certain licensing arrangements.

Neither STOXX nor Dow Jones, as the case may be:

•	Sponsor, endorse, sell or promote either DB Euro Index or any product related thereto.

•	Recommend that any person invest in either DB Euro Index or any product related thereto or any other securities.

•	Have any responsibility or liability for or make any decisions about the timing, amount or pricing of either DB Euro Index or any product related thereto.

•	Have any responsibility or liability for the administration, management or marketing of either DB Euro Index or any product related thereto.

•	Consider the needs of either DB Euro Index or any product related thereto in determining, composing or calculating the relevant STOXX Index or have any obligation to do so.

STOXX and Dow Jones will not have any liability in connection with either DB Euro Index or any product related thereto. Specifically,

•	Neither STOXX nor Dow Jones, as the case may be, make any warranty, express or implied and disclaim any and all warranties about:

•

The results to be obtained by investing in either DB Euro Index or any product related thereto or any other person in connection with the use of any relevant STOXX Index and any of the data included in any relevant STOXX Index;

•	The accuracy or completeness of any relevant STOXX Index and its data; or

•	The merchantability and the fitness for a particular purpose or use of any relevant STOXX Index and any of its data;

•	Neither STOXX nor Dow Jones, as the case may be, will have any liability for any errors, omissions or interruptions in any relevant STOXX Index or any of its data.

Under no circumstances will STOXX or Dow Jones be liable for any lost profits or indirect, punitive, special or consequential damages or losses, even if STOXX or Dow Jones knows that they might occur.

DB U.S. Value Total Return Index and DB U.S. Growth Total Return Index

The DB U.S. Value Total Return Index (the “DB U.S. Value Index”) is intended to reflect the total return performance of thirty shares with the lowest Price-Earnings Ratio selected from the 251 shares with the highest Market Capitalization contained in the S&P 500® Index (the “Selection Pool”). The DB U.S. Growth Total Return Index (the “DB U.S. Growth Index” and, together with the U.S. Value Index, the “DB U.S. Indices”) is intended to reflect the total return performance of the thirty shares with the highest Short-term Earnings Momentum selected from the Selection Pool. Each DB U.S. Index is reconstituted on a quarterly basis as described below in “—Index Recomposition” and “—Index Calculation During a Recomposition Period,” subject to the procedures and adjustments described below in “—Certain Adjustments Applicable to Each DB Regional Style Index—Potential Adjustment Events,” “—De-Listing, Merger Event, Nationalization and Insolvency” and “—Adjustments to the Selection Pool Index.” Each DB U.S. Index is calculated and maintained by the DB Regional Style Index Sponsor and is expressed in U.S. dollars.

Index Recomposition

On each Selection Date, each DB U.S. Index will be reconstituted, and New Index Constituents (as defined below under “—Index Calculation During a Recomposition Period”) for each DB U.S. Index will be selected from the Selection Pool as provided below; provided, that where the sponsor of the Selection Pool Index has announced on or prior to such Selection Date (the “Current Selection Date”) that one or more of the shares constituting the Selection Pool Index will cease to be included in such Selection Pool Index with effect from a date prior to the Selection Date immediately following the Current Selection Date, such share or shares will not be eligible for inclusion within either DB U.S. Index for the purposes of such Current Selection Date.

The selection procedure for the Index Constituents for the DB U.S. Value Index on each Selection Date is as follows.

Thirty Eligible Shares with the lowest Price-Earnings Ratio are selected as Index Constituents from the Selection Pool. Where the Price-Earnings Ratio for any Eligible Share constituting the Selection Pool is the same as for any other Eligible Share or Shares constituting the Selection Pool, the Eligible Share with the highest Market Capitalization will be deemed to have the lowest Price-Earnings Ratio for the purpose of selecting the New Index Constituents on the relevant Selection Date. In the event that there are less than thirty shares contained in the Selection Pool with a positive Price-Earnings-Ratio, the remaining Index Constituents will be selected by reference to the lowest negative Price-Earnings-Ratio. For example, if share A has a Price-Earnings-Ratio of –2 and share B has a Price-Earnings-Ratio of –1, Share A has the lowest negative Price-Earnings-Ratio of the two shares.

The selection procedure for the Index Constituents for the DB U.S. Growth Index on each Selection Date is as follows.

The Short-term Earnings Momentum for each Eligible Share is calculated, and thirty Eligible Shares with the highest Short-term Earnings Momentum are selected as Index Constituents from the Selection Pool. Where the Short-term Earnings Momentum for any Eligible Share constituting the Selection Pool is the same as for any other Eligible Share or Shares constituting the Selection Pool, the Eligible Share with the highest Market Capitalization will be deemed to have the highest Short-term Earnings Momentum for the purpose of selecting the New Index Constituents on the relevant Selection Date.

In the event that fewer than thirty shares can be selected from the Selection Pool as provided above because there are fewer than thirty shares in the Selection Pool eligible for inclusion within a DB U.S. Index for the purposes of the Current Selection Date, the remaining shares shall be selected from shares constituting the S&P 500® Index but excluding any shares which constitute the Selection Pool. Such selection shall be on the same basis, and subject to the same restrictions, as shares selected from the Selection Pool and, in making such selection, the DB Regional Style Index Sponsor may deem any references herein to “Selection Pool” and/or any other relevant terms herein to include, or to be replaced by, as appropriate, references to the S&P 500® Index, and the DB Regional Style Index Sponsor may make such other modifications as it considers necessary in connection therewith.

If, in relation to any Selection Date and following the selection process described above, there are still less than thirty shares in a DB U.S. Index, the DB Regional Style Index Sponsor, in its reasonable discretion, will either be entitled (i) to deem that the number of shares that have been selected shall be deemed to be such DB U.S. Index until the next Selection Date, (ii) to select the remaining shares from another index of its choice on the same basis and subject to the same restrictions as described above or (iii) to select an index instead of the shares that otherwise need to be selected in order to achieve the required number of Index Constituents, subject to such amendments and modifications as the DB Regional Style Index Sponsor deems necessary.

If a Market Disruption Occurrence occurs on any Selection Date and/or if a Trading Price in relation to any share constituting the Selection Pool Index cannot be determined by the DB Regional Style Index Sponsor on any Selection Date, the DB Regional Style Index Sponsor shall make such determinations and/or adjustments as it considers appropriate to determine such Trading Price for such Selection Date by reference to such sources as it deems appropriate.

The recomposition of each DB U.S. Index described above will take effect immediately after the relevant Recomposition Period, subject to the provisions described below under “—Index Calculation During a Recomposition Period.”

Index Calculation

With respect to each DB U.S. Index, the “Daily Index Closing Level” means, other than during a Recomposition Period, the closing level of such DB U.S. Index and shall equal the sum of the products of (a) the Weight (as defined below) for each Index Constituent and (b) the Trading Price of each such Index Constituent on the relevant Trading Day. The Daily Index Closing Level is always rounded to the two nearest decimals. The Daily Index Closing Level during a Recomposition Period will be calculated as described below under “—Index Calculation During a Recomposition Period.”

“Weight” means, for each Index Constituent on a Trading Day, the number of shares or portion of a share, as applicable, of such Index Constituent contained in a DB U.S. Index on such Trading Day.

The Daily Index Closing Level for each DB U.S. Index will be published on each Trading Day, subject to the provisions described below in “—Certain Adjustments Applicable to Each DB Regional Style Index—Index Calculation in Case of a Market Disruption”; provided, that if the DB Regional Style Index Sponsor determines that, in relation to any Index Constituent, no Trading Price can be determined on a Trading Day, and no Market Disruption Event (as defined below in “—Certain Adjustments Applicable to Each DB Regional Style Index—Index Calculation in Case of a Market Disruption”) has occurred on that day then, subject to the provisions described below in “—Index Calculation During a Recomposition Period,” no Daily Index Closing Level for such Trading Day will be determined.

Index Calculation During a Recomposition Period

The composition of each DB U.S. Index will be changed over the third and fourth Trading Day following each Selection Date (each, a “Recomposition Day,” and each such two Trading Day period, a “Recomposition Period”). On the first Recomposition Day in a Recomposition Period at the time when all Trading Prices have been determined (such time in relation to any Recomposition Day, the “Official Closing Time”), the Weight of each Index Constituent then constituting each DB U.S. Index (each, a “Previous Index Constituent”) shall be divided by two (the “Previous Weight Portion”).

If a Market Disruption Event occurs on any Trading Day during any Recomposition Period and/or if a Trading Price of a Previous Index Constituent and/or a New Index Constituent cannot be determined by the DB Regional Style Index Sponsor on any Trading Day as provided above during any Recomposition Period, the DB Regional Style Index Sponsor shall make such determinations and/or adjustments as it considers appropriate to determine the Daily Index Closing Level and/or such Trading Price on any such Trading Day or may determine that such Trading Day shall not be part of such Recomposition Period and may otherwise adjust the Recomposition Period and/or make such other adjustments as it deems appropriate, in each case by reference to such factors as it considers appropriate.

The Index Constituents that will replace the Previous Index Constituents and will constitute each DB U.S. Index after such Recomposition Period are referred to as the “New Index Constituents” below for purposes of describing the reconstitution of each DB U.S. Index during such Recomposition Period. The New Index Constituents will be selected on the relevant Selection Date as described above.

At the Official Closing Time on each Recomposition Day, the DB Regional Style Index Sponsor shall reconstitute each DB U.S. Index in the following manner:

1.

Calculate the sum of the products of (a) the Previous Weight Portion for each Previous Index Constituent and (b) the applicable Trading Price of that Previous Index Constituent for such Recomposition Day (the “Previous Allocation Amount”).

2.

Allocate one-thirtieth of the Previous Allocation Amount to each New Index Constituent (the “Invested Amount”). The Weight for each New Index Constituent shall equal (a) the Invested Amount divided by the Trading Price of such New Index Constituent on such Recomposition Day plus (b) the value of the Weights for such New Index Constituent, if any, determined on the previous Recomposition Day during such Recomposition Period. The Weight of a New Index Constituent will thus increase on each Recomposition Day in such Recomposition Period.

3.	Deduct from the Weight of each Previous Index Constituent the value of the Previous Weight Portion applicable to such Previous Index Constituent at the Official Closing Time on such Recomposition Day.

As an example, if the Weight of a Previous Index Constituent at the Official Closing Time on the first Recomposition Day equals two, then the Previous Weight Portion for such Previous Index Constituent will equal one on each Recomposition Day during such Recomposition Period. The Weight for such Previous Index Constituent will be reduced by one at the Official Closing Time on each Recomposition Day so that at the Official Closing Time on the second Recomposition Day in such Recomposition Period, such Weight will equal zero. This example assumes that the Previous Index Constituent does not go ex-dividend over the Recomposition Period; if it does go ex-dividend over the Recomposition Period, the Weight and the Previous Weight Portion for the Previous Index Constituent will be increased as described below to reflect such Dividend.

Weights and Previous Weight Portions are subject to adjustment as provided below under “—Certain Adjustments Applicable to Each DB Regional Style Index—Adjustment of the Weights for Dividends.”

If, as described herein or for any other reason, there are fewer than thirty Previous Index Constituents or New Index Constituents, then the DB Regional Style Index Sponsor may make such modifications as it, in its reasonable discretion, considers appropriate to the provisions hereof to take account thereof.

The Daily Index Closing Level for each DB U.S. Index on any Trading Day during a Recomposition Period shall equal the sum of the following: (a) the sum of the products of (i) the then current Weight for each Previous Index Constituent and (ii) the Trading Price of each Previous Index Constituent on such day, and (b) the sum of the products of (i) the then current Weight for each New Index Constituent and (ii) the Trading Price of each New Index Constituent on such day. Each Weight or Previous Weight Portion will be rounded to the nearest six decimal places.

Composition of the DB U.S. Value Total Return Index and the DB U.S. Growth Total Return Index

Please refer to the relevant pricing supplement for the list of the current Index Constituents of each DB U.S. Index and their respective Weights.

Certain Information Relating to the Sponsor of the S&P 500® Index

S&P 500® is a trademark of McGraw-Hill, Inc. and has been licensed for use by Deutsche Bank AG (the “Licensee”). This product is not sponsored, endorsed, sold or promoted by Standard & Poor’s, a division of McGraw-Hill, Inc. (“S&P”). S&P makes no representation or warranty, express or implied, to the owners of the product or any member of the public regarding the advisability of investing in securities generally or in the securities particularly or the ability of either DB U.S. Index to track general stock market performance. S&P’s only relationship to the Licensee is the licensing of certain trademarks and trade names of S&P and of the S&P 500® Index, which is determined, composed and calculated by S&P without regard to the Licensee or the securities. S&P has no obligation to take the needs of the Licensee or the holders of the securities into consideration in determining, composing or calculating the S&P 500® Index. S&P is not responsible for and has not participated in the determination of the timing, prices, or quantities of the securities to be issued or in the determination or calculation of the equation by which the securities are to be converted into cash. S&P has no obligation or liability in connection with the administration, marketing or trading of the securities.

DB Japan Value Total Return Index and DB Japan Growth Total Return Index

The DB Japan Value Total Return Index (the “DB Japan Value Index”) is intended to reflect the total return performance of the twenty shares with the lowest Price-Earnings Ratio selected from the TOPIX 100® Index. The DB Japan Growth Total Return Index (the “DB Japan Growth Index” and, together with the Japan Value Index, the “DB Japan Indices”) is intended to reflect the total return performance of the twenty shares with the highest Short-term Earnings Momentum selected from the TOPIX 100® Index. Each DB Japan Index is reconstituted on a quarterly basis as described below in “—Index Recomposition” and “—Index Calculation During a Recomposition Period,” subject to the procedures and adjustments described below in “—Certain Adjustments Applicable to Each DB Regional Style Index—Potential Adjustment Events,” “—De-Listing, Merger Event, Nationalization and Insolvency” and “—Adjustments to the Selection Pool Index.” Each DB Japan Index is calculated and maintained by the DB Regional Style Index Sponsor and is expressed in Japanese yen.

Index Recomposition

On each Selection Date, each DB Japan Index will be reconstituted and New Index Constituents (as defined below under “—Index Calculation During a Recomposition Period”) for each DB Japan Index will be selected from the Selection Pool Index as provided below; provided, that where the sponsor of the Selection Pool Index has announced on or prior to such

Selection Date (the “Current Selection Date”) that one or more of the shares constituting the Selection Pool Index will cease to be included in such Selection Pool Index with effect from a date prior to the Selection Date immediately following the Current Selection Date, such share or shares will not be eligible for inclusion within either DB Japan Index for the purposes of such Current Selection Date.

The selection procedure for the Index Constituents for the DB Japan Value Index on each Selection Date is as follows.

Twenty Eligible Shares with the lowest Price-Earnings Ratio are selected as Index Constituents from the Selection Pool Index. Where the Price-Earnings Ratio for any Eligible Share constituting the Selection Pool Index is the same as for any other Eligible Share or Shares constituting the Selection Pool Index, the Eligible Share with the highest Market Capitalization will be deemed to have the lowest Price-Earnings Ratio for the purpose of selecting the New Index Constituents on the relevant Selection Date. In the event that there are less than twenty shares contained in the Selection Pool Index with a positive Price-Earnings-Ratio, the remaining Index Constituents will be selected by reference to the lowest negative Price-Earnings-Ratio. For example, if share A has a Price-Earnings-Ratio of –2 and share B has a Price-Earnings-Ratio of –1, Share A has the lowest negative Price-Earnings-Ratio of the two shares.

The selection procedure for the Index Constituents for the DB Japan Growth Index on each Selection Date is as follows.

The Short-term Earnings Momentum for each Eligible Share is calculated, and twenty Eligible Shares with the highest Short-term Earnings Momentum are selected as Index Constituents from the Selection Pool Index. Where the Short-term Earnings Momentum for any Eligible Share constituting the Selection Pool Index is the same as for any other Eligible Share or Shares constituting the Selection Pool Index, the Eligible Share with the highest Market Capitalization will be deemed to have the highest Short-term Earnings Momentum for the purpose of selecting the New Index Constituents on the relevant Selection Date.

If, in relation to any Selection Date and following the selection process described above, there are still less than twenty shares in a DB Japan Index, the DB Regional Style Index Sponsor, in its reasonable discretion, will either be entitled (i) to deem that the number of shares that have been selected shall be deemed to be such DB Japan Index until the next Selection Date, (ii) to select the remaining shares from another index of its choice on the same basis and subject to the same restrictions as described above or (iii) to select an index instead of the shares that otherwise need to be selected in order to achieve the required number of Index Constituents, subject to such amendments and modifications as the DB Regional Style Index Sponsor deems necessary.

If a Market Disruption Occurrence occurs on any Selection Date and/or if a Trading Price in relation to any share constituting the Selection Pool Index cannot be determined by the DB Regional Style Index Sponsor on any Selection Date, the DB Regional Style Index Sponsor shall make such determinations and/or adjustments as it considers appropriate to determine such Trading Price for such Selection Date by reference to such sources as it deems appropriate.

The recomposition of each DB Japan Index described above will take effect immediately after the relevant Recomposition Period, subject to the provisions described below under “—Index Calculation During a Recomposition Period.”

Index Calculation

With respect to each DB Japan Index, the “Daily Index Closing Level” means, other than during a Recomposition Period, the closing level of such DB Japan Index and shall equal the sum of the products of (a) the Weight (as defined below) for each Index Constituent and (b) the Trading Price of each such Index Constituent on the relevant Trading Day. The Daily Index Closing Level is always rounded to the two nearest decimals. The Daily Index Closing Level during a Recomposition Period will be calculated as described below under “—Index Calculation During a Recomposition Period.”

“Weight” means, for each Index Constituent on a Trading Day, the number of shares or portion of a share, as applicable, of such Index Constituent contained in a DB Japan Index on such Trading Day.

The Daily Index Closing Level for each DB Japan Index will be published on each Trading Day, subject to the provisions described below in “—Certain Adjustments Applicable to Each DB Regional Style Index—Index Calculation in Case of a Market Disruption”; provided, that if the DB Regional Style Index Sponsor determines that, in relation to any Index Constituent, no Trading Price can be determined on a Trading Day, and no Market Disruption Event (as defined below in “—Certain Adjustments Applicable to Each DB Regional Style Index—Index Calculation in Case of a Market Disruption”) has occurred on that day then, subject to the provisions described below in “Index Calculation During a Recomposition Period,” no Daily Index Closing Level for such Trading Day will be determined.

Index Calculation During a Recomposition Period

The composition of each DB Japan Index will be changed over the third and fourth Trading Day following each Selection Date (each, a “Recomposition Day,” and each such two Trading Day period, a “Recomposition Period”). On the first Recomposition Day in a Recomposition Period at the time when all Trading Prices have been determined (such time in relation to any Recomposition Day, the “Official Closing Time”), the Weight of each Index Constituent then constituting each DB Japan Index (each, a “Previous Index Constituent”) shall be divided by two (the “Previous Weight Portion”).

If a Market Disruption Event occurs on any Trading Day during any Recomposition Period and/or if a Trading Price of a Previous Index Constituent and/or a New Index Constituent cannot be determined by the DB Regional Style Index Sponsor on any Trading Day as provided above during any Recomposition Period, the DB Regional Style Index Sponsor shall make such determinations and/or adjustments as it considers appropriate to determine the Daily Index Closing Level and/or such Trading Price on any such Trading Day or may determine that such Trading Day shall not be part of such Recomposition Period and may otherwise adjust the Recomposition Period and/or make such other adjustments as it deems appropriate, in each case by reference to such factors as it considers appropriate.

The Index Constituents that will replace the Previous Index Constituents and will constitute each DB Japan Index after such Recomposition Period are referred to as the “New Index Constituents” below for purposes of describing the reconstitution of each DB Japan Index during such Recomposition Period. The New Index Constituents will be selected on the relevant Selection Date as described above.

At the Official Closing Time on each Recomposition Day, the DB Regional Style Index Sponsor shall reconstitute each DB Japan Index in the following manner:

1.

Calculate the sum of the products of (a) the Previous Weight Portion for each Previous Index Constituent and (b) the applicable Trading Price of that Previous Index Constituent for such Recomposition Day (the “Previous Allocation Amount”).

2.

Allocate one-twentieth of the Previous Allocation Amount to each New Index Constituent (the “Invested Amount”). The Weight for each New Index Constituent shall equal (a) the Invested Amount divided by the Trading Price of such New Index Constituent on such Recomposition Day plus (b) the value of the Weights for such New Index Constituent, if any, determined on the previous Recomposition Day during such Recomposition Period. The Weight of a New Index Constituent will thus increase on each Recomposition Day in such Recomposition Period.

3.	Deduct from the Weight of each Previous Index Constituent the value of the Previous Weight Portion applicable to such Previous Index Constituent at the Official Closing Time on such Recomposition Day.

As an example, if the Weight of a Previous Index Constituent at the Official Closing Time on the first Recomposition Day equals two, then the Previous Weight Portion for such Previous Index Constituent will equal one on each Recomposition Day during such Recomposition Period. The Weight for such Previous Index Constituent will be reduced by one at the Official Closing Time on each Recomposition Day so that at the Official Closing Time on the second Recomposition Day in such Recomposition Period, such Weight will equal zero. This example assumes that the Previous Index Constituent does not go ex-dividend over the Recomposition Period; if it does go ex-dividend over the Recomposition Period, the Weight and the Previous Weight Portion for the Previous Index Constituent will be increased as described below to reflect such Dividend.

Weights and Previous Weight Portions are subject to adjustment as provided below under “—Certain Adjustments Applicable to Each DB Regional Style Index—Adjustment of the Weights for Dividends.”

If, as described herein or for any other reason, there are fewer than twenty Previous Index Constituents or New Index Constituents, then the DB Regional Style Index Sponsor may make such modifications as it, in its reasonable discretion, considers appropriate to the provisions hereof to take account thereof.

The Daily Index Closing Level for each DB Japan Index on any Trading Day during a Recomposition Period shall equal the sum of the following: (a) the sum of the products of (i) the then current Weight for each Previous Index Constituent and (ii) the Trading Price of each Previous Index Constituent on such day, and (b) the sum of the products of (i) the then current Weight for each New Index Constituent and (ii) the Trading Price of each New Index Constituent on such day. Each Weight or Previous Weight Portion will be rounded to the nearest six decimal places.

Composition of the DB Japan Value Total Return Index and the DB Japan Growth Total Return Index

Please refer to the relevant pricing supplement for the list of the current Index Constituents of each DB Japan Index and their respective Weights.

Certain Information Relating to the Sponsor of the TOPIX 100® Index

The copyright of “TOPIX 100” and other intellectual property rights related to “TOPIX Core100” and “TOPIX 100 Index” belong solely to the Tokyo Stock Exchange. Certificates relating to a Tokyo Stock Exchange Index are in no way sponsored, endorsed or promoted by the Tokyo Stock Exchange and the Tokyo Stock Exchange makes no warranty or representation whatsoever, express or implied, either as to the results to be obtained as to the use of any Tokyo Stock Exchange Index or the figure at which any Tokyo Stock Exchange Index stands on any particular day or otherwise. Each Tokyo Stock Exchange Index is compiled and calculated solely by the Tokyo Stock Exchange. However, the Tokyo Stock Exchange shall not be liable to any person for any error in any Tokyo Stock Exchange Index and the Tokyo Stock Exchange shall not be under any obligation to advise any person, including a purchaser or vendor of any warrants or securities issued by Deutsche Bank AG, London Branch, of any error therein.

The Tokyo Stock Exchange gives no assurance regarding any modification or change in any methodology used in calculating any Tokyo Stock Exchange Index and the Tokyo Stock Exchange is under no obligation to continue the calculation, publication and dissemination of any Tokyo Stock Exchange Index.

DB U.K. Value Total Return Index and DB U.K. Growth Total Return Index

The DB U.K. Value Total Return Index (the “DB U.K. Value Index”) is intended to reflect the total return performance of the twenty shares with the lowest Price-Earnings Ratio selected from the FTSE 100® Index. The DB U.K. Growth Total Return Index (the “DB U.K. Growth Index” and, together with the U.K. Value Index, the “DB U.K. Indices”) is intended to reflect the total return performance of the twenty shares with the highest Short-term Earnings Momentum selected from the FTSE 100® Index. Each DB U.K. Index is reconstituted on a quarterly basis as described below in “—Index Recomposition” and “—Index Calculation During a Recomposition Period,” subject to the procedures and adjustments described below in “—Certain Adjustments Applicable to Each DB Regional Style Index—Potential Adjustment Events,” “—De-Listing, Merger Event, Nationalization and Insolvency” and “—Adjustments to the Selection Pool Index.” Each DB U.K. Index is calculated and maintained by the DB Regional Style Index Sponsor and is expressed in pound sterling.

Index Recomposition

On each Selection Date, each DB U.K. Index will be reconstituted, and New Index Constituents (as defined below under “—Index Calculation During a Recomposition Period”) for each DB U.K. Index will be selected from the Selection Pool Index as provided below; provided, that where the sponsor of the Selection Pool Index has announced on or prior to such Selection Date (the “Current Selection Date”) that one or more of the shares constituting the Selection Pool Index will cease to be included in such Selection Pool Index with effect from a date prior to the Selection Date immediately following the Current Selection Date, such share or shares will not be eligible for inclusion within either DB U.K. Index for the purposes of such Current Selection Date.

The selection procedure for the Index Constituents for the DB U.K. Value Index on each Selection Date is as follows.

Twenty Eligible Shares with the lowest Price-Earnings Ratio are selected as Index Constituents from the Selection Pool Index. Where the Price-Earnings Ratio for any Eligible

Share constituting the Selection Pool Index is the same as for any other Eligible Share or Shares constituting the Selection Pool Index, the Eligible Share with the highest Market Capitalization will be deemed to have the lowest Price-Earnings Ratio for the purpose of selecting the New Index Constituents on the relevant Selection Date. In the event that there are less than twenty shares contained in the Selection Pool Index with a positive Price-Earnings-Ratio, the remaining Index Constituents will be selected by reference to the lowest negative Price-Earnings-Ratio. For example, if share A has a Price-Earnings-Ratio of –2 and share B has a Price-Earnings-Ratio of –1, Share A has the lowest negative Price-Earnings-Ratio of the two shares.

The selection procedure for the Index Constituents for the DB U.K. Growth Index on each Selection Date is as follows.

The Short-term Earnings Momentum for each Eligible Share is calculated and twenty Eligible Shares with the highest Short-term Earnings Momentum are selected as Index Constituents from the Selection Pool Index. Where the Short-term Earnings Momentum for any Eligible Share constituting the Selection Pool Index is the same as for any other Eligible Share or Shares constituting the Selection Pool Index, the Eligible Share with the highest Market Capitalization will be deemed to have the highest Short-term Earnings Momentum for the purpose of selecting the New Index Constituents on the relevant Selection Date.

If, in relation to any Selection Date and following the selection process described above, there are still less than twenty shares in a DB U.K. Index, the DB Regional Style Index Sponsor, in its reasonable discretion, will either be entitled (i) to deem that the number of shares that have been selected shall be deemed to be such DB U.K. Index until the next Selection Date, (ii) to select the remaining shares from another index of its choice on the same basis and subject to the same restrictions as described above or (iii) to select an index instead of the shares that otherwise need to be selected in order to achieve the required number of Index Constituents, subject to such amendments and modifications as the DB Regional Style Index Sponsor deems necessary.

If a Market Disruption Occurrence occurs on any Selection Date and/or if a Trading Price in relation to any share constituting the Selection Pool Index cannot be determined by the DB Regional Style Index Sponsor on any Selection Date, the DB Regional Style Index Sponsor shall make such determinations and/or adjustments as it considers appropriate to determine such Trading Price for such Selection Date by reference to such sources as it deems appropriate.

The recomposition of each DB U.K. Index described above will take effect immediately after the relevant Recomposition Period, subject to the provisions described below under “—Index Calculation During a Recomposition Period.”

Index Calculation

With respect to each DB U.K. Index, the “Daily Index Closing Level” means, other than during a Recomposition Period, the closing level of such DB U.K. Index and shall equal the sum of the products of (a) the Weight (as defined below) for each Index Constituent and (b) the Trading Price of each such Index Constituent on the relevant Trading Day. The Daily Index Closing Level is always rounded to the two nearest decimals. The Daily Index Closing Level during a Recomposition Period will be calculated as described below under “—Index Calculation During a Recomposition Period.”

“Weight” means, for each Index Constituent on a Trading Day, the number of shares or portion of a share, as applicable, of such Index Constituent contained in a DB U.K. Index on such Trading Day.

The Daily Index Closing Level for each DB U.K. Index will be published on each Trading Day, subject to the provisions described below in “—Certain Adjustments Applicable to Each DB Regional Style Index—Index Calculation in Case of a Market Disruption”; provided, that if the DB Regional Style Index Sponsor determines that, in relation to any Index Constituent, no Trading Price can be determined on a Trading Day, and no Market Disruption Event (as defined below in “—Certain Adjustments Applicable to Each DB Regional Style Index—Index Calculation in Case of a Market Disruption”) has occurred on that day then, subject to the provisions described below in “—Index Calculation During a Recomposition Period,” no Daily Index Closing Level for such Trading Day will be determined.

Index Calculation During a Recomposition Period

The composition of each DB U.K. Index will be changed over the third and fourth Trading Day following each Selection Date (each, a “Recomposition Day,” and each such two Trading Day period, a “Recomposition Period”). On the first Recomposition Day in a Recomposition Period at the time when all Trading Prices have been determined (such time in relation to any Recomposition Day, the “Official Closing Time”), the Weight of each Index Constituent then constituting each DB U.K. Index (each, a “Previous Index Constituent”) shall be divided by two (the “Previous Weight Portion”).

If a Market Disruption Event occurs on any Trading Day during any Recomposition Period and/or if a Trading Price of a Previous Index Constituent and/or a New Index Constituent cannot be determined by the DB Regional Style Index Sponsor on any Trading Day as provided above during any Recomposition Period, the DB Regional Style Index Sponsor shall make such determinations and/or adjustments as it considers appropriate to determine the Daily Index Closing Level and/or such Trading Price on any such Trading Day or may determine that such Trading Day shall not be part of such Recomposition Period and may otherwise adjust the Recomposition Period and/or make such other adjustments as it deems appropriate, in each case by reference to such factors as it considers appropriate.

The Index Constituents that will replace the Previous Index Constituents and will constitute each DB U.K. Index after such Recomposition Period are referred to as the “New Index Constituents” below for purposes of describing the reconstitution of each DB U.K. Index during such Recomposition Period. The New Index Constituents will be selected on the relevant Selection Date as described above.

At the Official Closing Time on each Recomposition Day, the DB Regional Style Index Sponsor shall reconstitute each DB U.K. Index in the following manner:

1.

Calculate the sum of the products of (a) the Previous Weight Portion for each Previous Index Constituent and (b) the applicable Trading Price of that Previous Index Constituent for such Recomposition Day (the “Previous Allocation Amount”).

2.

Allocate one-twentieth of the Previous Allocation Amount to each New Index Constituent (the “Invested Amount”). The Weight for each New Index Constituent shall equal (a) the Invested Amount divided by the Trading Price of such New Index Constituent on such Recomposition Day plus (b) the value of the Weights for such New Index Constituent, if any, determined on the previous Recomposition Day during such Recomposition Period. The Weight of a New Index Constituent will thus increase on each Recomposition Day in such Recomposition Period.

3.	Deduct from the Weight of each Previous Index Constituent the value of the Previous Weight Portion applicable to such Previous Index Constituent at the Official Closing Time on such Recomposition Day.

As an example, if the Weight of a Previous Index Constituent at the Official Closing Time on the first Recomposition Day equals two, then the Previous Weight Portion for such Previous Index Constituent will equal one on each Recomposition Day during such Recomposition Period. The Weight for such Previous Index Constituent will be reduced by one at the Official Closing Time on each Recomposition Day so that at the Official Closing Time on the second Recomposition Day in such Recomposition Period, such Weight will equal zero. This example assumes that the Previous Index Constituent does not go ex-dividend over the Recomposition Period; if it does go ex-dividend over the Recomposition Period, the Weight and the Previous Weight Portion for the Previous Index Constituent will be increased as described below to reflect such Dividend.

Weights and Previous Weight Portions are subject to adjustment as provided below under “Certain Adjustments Applicable to Each DB Regional Style Index—Adjustment of the Weights for Dividends.”

If, as described herein or for any other reason, there are fewer than twenty Previous Index Constituents or New Index Constituents, then the DB Regional Style Index Sponsor may make such modifications as it, in its reasonable discretion, considers appropriate to the provisions hereof to take account thereof.

The Daily Index Closing Level for each DB U.K. Index on any Trading Day during a Recomposition Period shall equal the sum of the following: (a) the sum of the products of (i) the then current Weight for each Previous Index Constituent and (ii) the Trading Price of each Previous Index Constituent on such day, and (b) the sum of the products of (i) the then current Weight for each New Index Constituent and (ii) the Trading Price of each New Index Constituent on such day. Each Weight or Previous Weight Portion will be rounded to the nearest six decimal places.

Composition of the DB U.K. Value Total Return Index and the DB U.K. Growth Total Return Index

Please refer to the relevant pricing supplement for the list of the current Index Constituents of each DB U.K. Index and their respective Weights.

Certain Information Relating to the Sponsor of the FTSE 100® Index

“FTSE® ”, “FT-SE®” and “Footsie®” are trade marks jointly owned by the London Stock Exchange Plc and The Financial Times Limited and are used by FTSE International Limited under license. “All-World”, “all-Share” and “All-Small” are trade marks of FTSE International Limited.

The FTSE 100 is calculated by FTSE International Limited. FTSE International Limited does not sponsor, endorse or promote either of the DB U.K. Indices or any product related thereto and is not in any way connected to the DB U.K. Indices or any product related thereto and does not accept any liability in relation to the DB U.K. Indices or any product related thereto.

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Definitions Applicable to the DB Regional Style Indices

Unless otherwise noted below, the following defined terms are applicable with respect to each DB Regional Style Index described above.

“Applicable Percentage” means the lesser of (i) 85 percent in the case of each DB Euro Index, each DB Japan Index and each DB U.K. Index and 75 percent in the case of each DB U.S. Index and (ii) 100 percent less such percentage, if any, that the DB Regional Style Index Sponsor from time to time deems appropriate to take account of any tax, duty, withholding, deduction or other charge whatsoever, including but not limited to taking into account any tax, duty, withholding, deduction or other charge that is or would be sustained or incurred by Deutsche Bank AG or any of its affiliates as a result of the receipt of the relevant Dividend. As of the date of this underlying supplement, with respect to each DB Euro Index, DB Japan Index and DB U.K. Index, the Applicable Percentage is equal to 85 percent, and with respect to each DB U.S. Index, the Applicable Percentage is equal to 75 percent.

“Dividend” means 100 percent of the cash dividend declared by the issuer of any share constituting a DB Regional Style Index (being the amount payable before deduction of any withholding or deduction for or on account of any tax which would have been made by or on behalf of the issuer in respect of the dividends, but not taking into account any associated tax credit arising under the law of the jurisdiction of the issuer) and shall not include rights issues, share dividends or any other form of non-cash dividends or rights. Dividend shall include any extraordinary or bonus dividend or other cash distribution, as long as such dividend or distribution does not exceed 10 percent of the last cum-dividend Trading Price of the relevant share constituting a DB Regional Style Index, but subject to the provisions described below in “—Other Adjustments.”

“Eligible Share” means, with respect to the DB Euro Value Index, the DB U.S. Value Index, the DB Japan Value Index and the DB U.K. Value Index, in relation to a Selection Date and each share constituting the relevant Selection Pool Index, any share that has a Twelve-month Trailing Earnings per Share higher than zero on such Selection Date. “Eligible Share” means, with respect to the DB Euro Growth Index, the DB U.S. Growth Index, the DB Japan Growth Index and the DB U.K. Growth Index (such indices, collectively, the “DB Growth Indices”), in relation to a Selection Date and each share constituting the relevant Selection Pool Index, any share that has a Twelve-month Trailing Earnings per Share higher than zero on such Selection Date and on the fourth Selection Date preceding such Selection Date (the “Reference Selection Date”).

“Exchange” means,

(i)

in relation to the Selection Pool Index and each share constituting the Selection Pool Index, the primary exchange on which such share is listed or traded or any successor to such exchange, as determined by the DB Regional Style Index Sponsor; and

(ii)

in relation to any DB Regional Style Index and each share constituting any DB Regional Style Index, the primary exchange on which such share is listed or traded or any successor to such exchange, as determined by the DB Regional Style Index Sponsor.

“Index Constituent” means, with respect to each DB Euro Index, DB Japan Index and DB U.K. Index, subject to the provisions described in “—Index Recomposition” above and/or “—Other Adjustments” below, each of the twenty shares constituting each such DB Regional Style Index from time to time as described above. “Index Constituent” means, with respect to each DB U.S. Index, subject to the provisions described in “—Index Recomposition” above and/or “—Other Adjustments” below, each of the thirty shares constituting each such DB Regional Style Index from time to time as described above.

“Last Dividend” means, with respect to the DB Euro Value Index, in relation to each Eligible Share, if the Eligible Share went ex-dividend during the 14 months preceding the relevant Selection Date either (i) if the Eligible Share only paid an annual Dividend, the last annual Dividend, (ii) if the Eligible Share only paid quarterly or semi-annual Dividends, the sum of the last four quarterly or last two semi-annual Dividends during the 14 months preceding such Selection Date, (iii) if the Eligible Share only paid interim and final Dividends, the sum of the interim Dividends and last final Dividend during the 14 months preceding such Selection Date or (iv) if the Eligible Share has not gone ex-dividend during the 14 months preceding such Selection Date, zero. If a stock split, reverse stock split, rights issue or share dividend has taken place over the period between the relevant ex-dividend date and such Selection Date, the Last Dividend will be adjusted to reflect such stock split, reverse stock split, rights issue or share dividend, as the case may be.

“Market Capitalization” means, in relation to each share constituting the Selection Pool Index and a Selection Date, the value as published by Factset Research Systems Inc. (or any successor) for such Selection Date on such Selection Date as the Market Capitalization for such share.

Market Capitalization is, as at the date of this underlying supplement, defined by Factset Research Systems Inc. as a company’s worth calculated by multiplying the company’s shares outstanding by the price per share.

In the event that Factset Research Systems Inc. (or any successor):

(i)	does not publish the Market Capitalization for such share for such Selection Date; or

(ii)

either changes or alters the method of calculation for the Market Capitalization, either generally or in relation to such share, or changes or alters any of the bases on which the calculation for the Market Capitalization is made, either generally or in relation to such share, and, as determined by the DB Regional Style Index Sponsor in its reasonable discretion, such change or alteration is material (and in determining what is “material”, the DB Regional Style Index Sponsor may have regard to such circumstances it in its reasonable discretion deems appropriate), then the DB Regional Style Index Sponsor shall determine the Market Capitalization in relation to the relevant share and the relevant Selection Date either by reference to any other publicly available source as it may determine to be appropriate or, if no other appropriate reported figure is available, by reference to such other sources as it deems in its reasonable discretion appropriate.

“Market Disruption Occurrence” means, in relation to the Selection Pool Index:

(i)

the occurrence or existence on any Trading Day during the one half hour period that ends at the Relevant Time for any share constituting the Selection Pool Index, of any suspension of or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise):

(a)	on any Exchange as a whole;

(b)

on any exchange on which options contracts or futures contracts on the Selection Pool Index or any share constituting the Selection Pool Index are traded, of options contracts or futures contracts on or relating to the Selection Pool Index or any share constituting the Selection Pool Index; or

(c)	on any exchange on which any share constituting the Selection Pool Index is listed, of such share; or

(ii)	a general moratorium is declared in respect of banking activities in the country in which an Exchange in relation to any share constituting the Selection Pool Index is located,

if, in the determination of the DB Regional Style Index Sponsor, any of the foregoing is material. In determining what is “material”, the DB Regional Style Index Sponsor may have regard to such circumstances as it in its reasonable discretion deems appropriate.

For the purpose of this definition, a limitation on the hours and number of days of trading will not constitute a Market Disruption Occurrence if it results from an announced change in the regular business hours of the relevant exchange, but a limitation on trading imposed during the course of the day by reason of movements in price otherwise exceeding levels permitted by the relevant exchange may, if material, constitute a Market Disruption Occurrence.

“Price-Earnings Ratio” means, in relation to each Eligible Share and a Selection Date, the quotient of (i) the Trading Price for such Selection Date (as numerator) and (ii) the Twelve-month Trailing Earnings Per Share for such Selection Date (as denominator), as published by Factset Research Systems Inc. (or any successor) for such Selection Date on such Selection Date. In the event that Factset Research Systems Inc. (or any successor) does not publish either the Trading Price or the Twelve-month Trailing Earnings Per Share for such share for such Selection Date, then the DB Regional Style Index Sponsor will determine the Trading Price or Twelve-month Trailing Earnings Per Share for such share for the relevant Selection Date either by reference to any other publicly available source as it may determine to be appropriate or, if no other appropriate reported figure is available, by reference to such other sources as it deems appropriate in its reasonable discretion.

“Reinvested Dividend”, in relation to any share constituting any DB Regional Style Index, equals the product of (i) and (ii) where:

(i)	equals the Applicable Percentage, and

(ii)	equals the Dividend for such Share.

“Selection Date” means, with respect to each DB Euro Index and each DB U.S. Index, the eighth calendar day of March, June, September and December or, if any such day is not a Trading Day, the first succeeding Trading Day. “Selection Date” means, with respect to each DB Japan Index and each DB U.K. Index, the fifteenth calendar day of February, May, August and November or, if any such day is not a Trading Day, the first succeeding Trading Day.

“Selection Pool Index” means, with respect to each DB Euro Index, the Dow Jones EURO STOXXSM Large Index (excluding any share the issuer of which is incorporated in Greece); with respect to each DB U.S. Index, the S&P 500® Index; with respect to each DB Japan Index, the Topix 100® Index; and with respect to each DB U.K. Index, the FTSE 100® Index.

“Short-term Earnings Momentum” means, with respect to each DB Growth Index, in relation to each Eligible Share, the difference between (i) and (ii) (i minus ii) where:

(i)	equals the quotient of:

(a)	the Twelve-month Trailing Earnings per Share on the relevant Selection Date; and

(b)	the Twelve-month Trailing Earnings per Share on the Reference Selection Date; and

(ii)	equals 1.

Short-term Earnings Momentum is a measure of a company’s recent growth in earnings per share and helps to identify companies that have shown above-average growth in earnings.

“Trading Day” means (i) in relation to the Selection Pool Index and as used in the definition of “Selection Date”, any day that is (or, but for the occurrence of a Market Disruption Occurrence, would have been) a trading day on all the Exchanges relating to the shares constituting the Selection Pool Index, other than a day on which trading on any Exchange is scheduled to close prior to its regular week day closing time and (ii) in relation to any DB Regional Style Index, any day that is (or, but for the occurrence of a Market Disruption Event, would have been) a trading day on all the Exchanges relating to the shares constituting the Index, other than a day on which trading on any Exchange is scheduled to close prior to its regular week day closing time, as determined by the DB Regional Style Index Sponsor in its sole discretion.

For purposes of the definition of “Trading Day” as used in the description of calculation of each DB Regional Style Index during a recomposition period, the shares constituting each DB Regional Style Index shall include the Previous Index Constituents and the New Index Constituents.

“Trading Price” with respect to each DB Euro Index, in relation to each share constituting the Selection Pool Index and/or each DB Euro Index and subject to the provisions described below in “—Certain Adjustments Applicable to Each DB Regional Style Index—De-Listing, Merger Event, Nationalization and Insolvency,” varies according to the country of incorporation of the issuer of the relevant share and means, in relation to any Trading Day, the closing auction, auction, last trade or Volume Weighted Average Price, as the case may be, at the Relevant Time on such Trading Day determined in accordance with the rules of the relevant Exchange. The countries of incorporation of the issuers of the shares constituting the Selection Pool Index as of the date of this underlying supplement and their relevant Trading Prices and relevant times (each a “Relevant Time”) are as follows:

Country of incorporation	Relevant Time / Trading Price	Country of incorporation	Relevant Time / Trading Price
Austria	17:30 CET closing auction	Ireland	16:30 GMT last trade
Belgium	17:30 CET closing auction	Italy	17:30 CET closing auction
Finland	17:00 CET last trade	Netherlands	17:30 CET closing auction
France	17:30 CET closing auction	Portugal	17:30 CET last trade
Germany	17:30 CET auction	Spain	17:35 CET closing auction

If a share the issuer of which is incorporated in a country other than those set out above is in the future included in the Selection Pool Index and/or either DB Euro Index, the DB Regional Style Index Sponsor shall determine the Trading Price and Relevant Time for such share in such manner as it determines to be appropriate.

“Trading Price” means, with respect to each DB U.S. Index, in relation to each share constituting the Selection Pool Index and/or each DB U.S. Index and subject to the provisions described below in “—Certain Adjustments Applicable to Each DB Regional Style Index—De-Listing, Merger Event, Nationalization and Insolvency,” in relation to any Trading Day, the 16:00 EST last trade (“Relevant Time”) on such Trading Day determined in accordance with the rules of the relevant Exchange. If a share listed or traded on an exchange that does not provide for a 16:00 EST last trade is in the future included in the Selection Pool Index and/or either DB U.S. Index, the DB Regional Style Index Sponsor shall determine the Trading Price and Relevant Time for such share in such manner as it determines to be appropriate.

“Trading Price” means, with respect to each DB Japan Index, in relation to each share constituting the Selection Pool Index and/or each DB Japan Index and subject to the provisions described below in “—Certain Adjustments Applicable to Each DB Regional Style Index—De-Listing, Merger Event, Nationalization and Insolvency,” in relation to any Trading Day, the 15:00 local time last trade (“Relevant Time”) on such Trading Day determined in accordance with the rules of the relevant Exchange. If a share listed or traded on an exchange that does not provide for a 15:00 local time last trade is in the future included in the Selection Pool Index and/or either DB Japan Index, the DB Regional Style Index Sponsor shall determine the Trading Price and Relevant Time for such share in such manner as it determines to be appropriate.

“Trading Price” means, with respect to each DB U.K. Index, in relation to each share constituting the Selection Pool Index and/or each DB U.K. Index and subject to the provisions described below in “—Certain Adjustments Applicable to Each DB Regional Style Index—De-Listing, Merger Event, Nationalization and Insolvency,” in relation to any Trading Day, the 17:30 CET closing auction (“Relevant Time”) on such Trading Day determined in accordance with the rules of the relevant Exchange. If a share listed or traded on an exchange that does not provide for a 17:30 CET closing auction is in the future included in the Selection Pool Index and/or either DB U.K. Index, the DB Regional Style Index Sponsor shall determine the Trading Price and Relevant Time for such share in such manner as it determines to be appropriate.

“Twelve-month Trailing Earnings per Share” means, in relation to each share constituting the Selection Pool Index, a Selection Date and, in the case of the DB Growth Indices, a Reference Selection Date, the value as published by Factset Research Systems Inc. for such Selection Date and, in the case of the DB Growth Indices, such Reference Selection Date on such Selection Date and, in the case of the DB Growth Indices, such Reference Selection Date as the Twelve-month Trailing Earnings for such share.

Twelve-month Trailing Earnings per Share is, as of the date of this underlying supplement, defined by Factset Research Systems Inc. as the earnings (per share) for the 12 months ended the last calendar quarter of the year for U.S. corporations and the fiscal year for non-U.S. corporations.

In the event that Factset Research Systems Inc. (or any successor):

(i)	does not publish the Twelve-month Trailing Earnings per Share for such share for a Selection Date and/or a Reference Selection Date; or

(ii)

either changes or alters the method of calculation for the Twelve-month Trailing Earnings per Share, either generally or in relation to such share, or changes or alters any of the bases on which the calculation of the Twelve-month Trailing Earnings per Share is made, either generally or in relation to such share, and, as determined by the DB Regional Style Index Sponsor in its reasonable discretion, such change or alteration is material, then the DB Regional Style Index Sponsor will determine the Twelve-month Trailing Earnings per Share in relation to the relevant share and such Selection Date and/or Reference Selection Date, as the case may be, either by reference to any other publicly available source as it may determine to be appropriate or, if no other appropriate reported figure is available, by reference to such other sources as it deems appropriate in its reasonable discretion.

Certain Adjustments Applicable to Each DB Regional Style Index

Adjustment of the Weights for Dividends

With respect to each DB Regional Style Index, at the time an Index Constituent, New Index Constituent or Previous Index Constituent (each, a “Stock Constituent”, as applicable) goes ex-dividend, its Weight or Previous Weight Portion, as the case may be, (each a “Stock Weight”, as applicable) will be increased such that it will equal the product of (i) and (ii), where:

(i)	equals the last cum-dividend Stock Weight (i.e., the number (or portion) of shares it represented on the most recent cum-dividend date) for such Stock Constituent, and

(ii)	equals the quotient of (a) and (b), where:

(a)	equals the last cum-dividend Trading Price of such Stock Constituent (as numerator); and

(b)	equals (x) minus (y) (as denominator), where:

(x)	equals the last cum-dividend Trading Price of such Stock Constituent; and

(y)	equals the Reinvested Dividend of such Stock Constituent.

Each increased Stock Weight will be rounded to the nearest six decimal places.

Potential Adjustment Events

With respect to each DB Regional Style Index, following the declaration by the issuer of a Stock Constituent (as defined under “—Adjustment of the Weights for Dividends” above) of the terms of any Potential Adjustment Event, the DB Regional Style Index Sponsor will determine whether such Potential Adjustment Event has a dilutive, concentrative or other effect on the theoretical value of the Stock Constituent and, if so, will (1) make the corresponding adjustment, if any, to the Stock Weight (as defined under “—Adjustment of the Weights for Dividends” above) for such Stock Constituent and/or the formula for determining the Daily Index Closing Level, as the DB Regional Style Index Sponsor determines appropriate to account for that dilutive, concentrative or other effect; and (2) determine the effective date of that adjustment.

As a result of the foregoing adjustments, the total number of Stock Constituents comprising any DB Euro Index, DB Japan Index or DB U.K. Index prior to the next Recomposition Period may from time to time be more or less than twenty, and the total number of Stock Constituents comprising either DB U.S. Index prior to the next Recomposition Period may from time to time be more or less than thirty. The Stock Weight of a Stock Constituent resulting from any of the adjustments specified above will be rounded to the nearest six decimal places.

“Potential Adjustment Event” means any of the following:

(i)	a subdivision, consolidation or reclassification of the relevant Stock Constituent (unless a Merger Event (as defined below) occurs);

(ii)

a distribution or dividend to existing holders of (a) the relevant Stock Constituent or (b) other share capital or securities granting the right to payment of dividends and/or the proceeds of liquidation of the issuer of the relevant Stock Constituent equally or proportionately with such payments to holders of the relevant Stock Constituent or (c) any other type of securities, rights or warrants or other assets, in any case for payment (in cash or otherwise) at less than the prevailing market price as determined by the DB Regional Style Index Sponsor;

(iii)	any extraordinary or bonus dividend or other cash distribution where such dividend or distribution exceeds 10 per cent of the last cum-dividend price of the relevant Stock Constituent;

(iv)	a call by the issuer of the relevant Stock Constituent in respect of such Stock Constituents that are not fully paid;

(v)

a repurchase by the issuer of a Stock Constituent of the relevant Stock Constituents whether out of profits or capital and whether the consideration for such repurchase is cash, securities or otherwise; or

(vi)	any other event that may have, in the opinion of the DB Regional Style Index Sponsor, a dilutive, concentrative or other effect on the theoretical value of the relevant Stock Constituent,

provided, that in calculating the dilutive, concentrative or other effect of any Potential Adjustment Event, the amount or value of the Potential Adjustment Event shall be deemed adjusted by such amount as the DB Regional Style Index Sponsor deems appropriate to take account of any tax, duty, withholding, deduction or other charge whatsoever, including but not limited to taking into account any tax, duty, withholding, deduction or other charge sustained or incurred by Deutsche Bank AG or any affiliate as a result of the Potential Adjustment Event.

De-Listing, Merger Event, Nationalization and Insolvency

With respect to each DB Regional Style Index, if a Merger Event occurs in relation to a Stock Constituent or the issuer of a Stock Constituent or if a De-Listing (as defined below) or a Nationalization (as defined below) occurs in relation to a Stock Constituent, the DB Regional Style Index Sponsor will determine the Effective Date (as defined below), if any, for such event and the Trading Price for such Stock Constituent on the Effective Date. The Trading Price for such Stock Constituent on the Effective Date will equal the last available market price on the relevant Exchange for such Stock Constituent on the Effective Date (or, if no such market price is available on the Effective Date, the last available market price on the relevant Exchange on such date as the DB Regional Style Index Sponsor deems appropriate) as determined by the DB Regional Style Index Sponsor, and that Trading Price will be the Trading Price for such Stock Constituent up to the end of the next Recomposition Period.

If Insolvency occurs in relation to the issuer of a Stock Constituent, the Stock Constituent will remain part of the Index until the next Recomposition Period. As long as a market price at the Relevant Time on any Trading Day is available for such Stock Constituent on the relevant Exchange, such market price will be the Trading Price of such Stock Constituent for such Trading Day, all as determined by the DB Regional Style Index Sponsor. If such a market price is not available for a Stock Constituent in relation to any Trading Day then the Trading Price of such Stock Constituent for such Trading Day will equal zero.

“De-Listing” means the relevant Stock Constituent ceases, for any reason, to be listed on the relevant Exchange and as of the date of such de-listing is not listed on another recognised stock exchange or quotation system acceptable to the DB Regional Style Index Sponsor.

“Effective Date” means, with respect to any DB Euro Index, DB Japan Index or DB U.K. Index, in respect of a Merger Event, De-Listing or Nationalization in respect of a Stock Constituent, the date upon which the DB Regional Style Index Sponsor determines such Stock Constituent is excluded from the Selection Pool Index. “Effective Date” means, with respect to either DB U.S. Index, in respect of a Merger Event, De-Listing or Nationalization in respect of a Stock Constituent, the date upon which the DB Regional Style Index Sponsor determines such Stock Constituent is excluded from the Selection Pool.

“Insolvency” means that by reason of the voluntary or involuntary liquidation, bankruptcy or insolvency of or any analogous proceeding affecting the issuer of a Stock Constituent (A) all of such Stock Constituents are required to be transferred to a trustee, liquidator or other similar official; or (B) holders of such Stock Constituent become legally prohibited from transferring them.

“Merger Event” means, in respect of any Stock Constituent or the issuer of any Stock Constituent, any (i) reclassification or change of that Stock Constituent that results in a transfer of or an irrevocable commitment to transfer all such Stock Constituents outstanding, (ii) consolidation, amalgamation or merger of the issuer of that Stock Constituent with or into another entity (other than a consolidation, amalgamation or merger in which such issuer of that Stock Constituent is the continuing entity and which does not result in any such reclassification or change of all such Stock Constituents outstanding) or (iii) other takeover offer for the issuer of such Stock Constituent that results in a transfer of or an irrevocable commitment to transfer all such Stock Constituents (other than such Stock Constituents owned or controlled by the offeror).

“Nationalization” means that all the Stock Constituents of the issuer of such Stock Constituent or all the assets or substantially all the assets of such issuer (other than such Stock Constituents owned or controlled by a governmental agency, authority or entity) are nationalised, expropriated or are otherwise required to be transferred to any such governmental agency, authority or entity.

Index Calculation in Case of a Market Disruption

With respect to each DB Regional Style Index, a “Market Disruption Event” means:

(i)

the occurrence or existence on any Trading Day during the one half hour period that ends at the Relevant Time for any share constituting the Index, of any suspension of or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise):

(a)	on any Exchange as a whole;

(b)

on any exchange on which options contracts or futures contracts on the Index or any share constituting the Index are traded, of options contracts or futures contracts on or relating to the Index or any share constituting the Index; or

(c)	on any exchange on which any share constituting the Index is listed, of such share; or

(ii)	a general moratorium is declared in respect of banking activities in the country in which an Exchange in relation to any share constituting the Index is located,

if, in the determination of the DB Regional Style Index Sponsor, any of the foregoing is material and, in determining what is “material,” the DB Regional Style Index Sponsor may have regard to such circumstances as it in its reasonable discretion deems appropriate.

For the purpose of the definition of Market Disruption Event, a limitation on the hours and number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange, but a limitation on trading imposed during the course of the day by reason of movements in price otherwise exceeding levels permitted by the relevant exchange may, if material, constitute a Market Disruption Event.

With respect to each DB Regional Style Index, upon the occurrence of a Market Disruption Event, the Daily Index Closing Level shall not be calculated (subject to the provisions described above in “—DB Euro Value Total Return Index and DB Euro Growth Total Return Index—Index Calculation During a Recomposition Period;” “—DB U.S. Value Total Return Index and DB U.S. Growth Total Return Index—Index Calculation During a Recomposition Period;” “—DB Japan Value Total Return Index and DB Japan Growth Total Return Index—Index Calculation During a Recomposition Period” and “—DB U.K. Value Total Return Index and DB U.K. Growth Total Return Index—Index Calculation During a Recomposition Period,”); provided, that if the Market Disruption Event continues for a period of five Trading Days, then the DB Regional Style Index Sponsor shall calculate the Daily Index Closing Level having regard to the then prevailing market conditions and/or the last reported Trading Price of each Stock Constituent, as applicable, and such other conditions as the DB Regional Style Index Sponsor determines in its reasonable discretion relevant for the calculation of the Daily Index Closing Level.

Adjustments to the Selection Pool Index

With respect to each DB Regional Style Index, if at any time (i) the Selection Pool Index ceases to exist or (ii) in the determination of the DB Regional Style Index Sponsor, the Selection Pool Index sponsor makes a material change in the formula for or the method of calculating the Selection Pool Index or in any other way materially modifies the Selection Pool Index (other than a modification described in the formula or method of maintaining the Selection Pool Index in the event of changes to constituent share and capitalization and other routine events) or (iii) the Selection Pool Index sponsor makes a manifest error (in the determination of the DB Regional Style Index Sponsor) in the calculation and/or publication of the Selection Pool Index or any other factors relevant to the calculation of the Index or (iv) the Selection Pool Index sponsor fails to calculate and/or publish the Selection Pool Index, then the DB Regional Style Index Sponsor shall select a successor selection pool index to replace the Selection Pool Index in its reasonable discretion. Should the DB Regional Style Index Sponsor decide (which it shall, in its reasonable discretion, be entitled to do) that there is no reasonable replacement index for the Selection Pool Index then the DB Regional Style Index Sponsor may make such determinations and/or adjustments as it considers appropriate until such time (if any) as the DB Regional Style Index Sponsor determines in its reasonable discretion that there is a suitable replacement index.

Change in Methodology of each DB Regional Style Index

The application by the DB Regional Style Index Sponsor of the methodology for each DB Regional Style Index described in this underlying supplement shall be conclusive and binding. While the DB Regional Style Index Sponsor currently employs the above described methodology to compose and calculate each DB Regional Style Index, no assurance can be given that market, regulatory, juridical, financial or fiscal circumstances will not arise that would, in the view of the DB Regional Style Index Sponsor, necessitate a modification or change of such methodology. The DB Regional Style Index Sponsor may also make modifications to the terms of each DB Regional Style Index in any manner that it may deem necessary or desirable to correct any manifest error or to cure, correct or supplement any defective provision contained herein. The DB Regional Style Index Sponsor will make reasonable efforts to assure that such modifications or changes will result in a methodology that is consistent with the methodology described above. The DB Regional Style Index Sponsor will publish notice of any such modification or change and the effective date thereof as described below.

Further Information Relating to each DB Regional Style Index

The DB Regional Style Index Sponsor will publish the Daily Index Closing Level for each DB Regional Style Index for each Trading Day on Bloomberg or any successor thereto as provided in the table below and on Deutsche Bank’s website at https://index.db.com/servlet/home or any successor thereto.

DB Regional Style Index	Bloomberg Ticker
DB Euro Value Total Return Index	DBEEEUVA <Index>
DB Euro Growth Total Return Index	DBEEEUGR <Index>
DB U.S. Value Total Return Index	DBUSUSV <Index>
DB U.S. Growth Total Return Index	DBUSUSG <Index>
DB Japan Value Total Return Index	DBAPJVT <Index>
DB Japan Growth Total Return Index	DBAPJGT <Index>
DB U.K. Value Total Return Index	DBEEUKVT <Index>
DB U.K. Growth Total Return Index	DBEEUKGT <Index>

The DB Regional Style Index Sponsor will also publish on these websites any adjustments made to any DB Regional Style Index, including notice of any material modification or change to the methodology of any DB Regional Style Index described in this underlying supplement. The reference to Deutsche Bank’s website is made for purposes of conveying the foregoing information only, and no other information found at this website is incorporated by reference into this underlying supplement.

ADDITIONAL INFORMATION RELATING TO THE BENCHMARK INDICES

The Dow Jones EURO STOXX 50 Total Return IndexTM

We have derived all information contained in this underlying supplement regarding the Dow Jones EURO STOXX 50 IndexTM, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by, STOXX Limited. The Dow Jones EURO STOXX 50 IndexTM is calculated, maintained and published by STOXX Limited. We make no representation or warranty as to the accuracy or completeness of such information.

The Dow Jones EURO STOXX 50 IndexTM was created by STOXX Limited, a joint venture between Deutsche Börse AG, Dow Jones & Company (“Dow Jones”) and SWX Swiss Exchange. Publication of the Dow Jones EURO STOXX 50 IndexTM began on February 26, 1998, based on an initial Dow Jones EURO STOXX 50 IndexTM value of 1,000 at December 31, 1991. The Dow Jones EURO STOXX 50 IndexTM is published in The Wall Street Journal and disseminated on the STOXX Limited website: http://www.stoxx.com, which sets forth, among other things, the country and industrial sector weightings of the securities included in the Dow Jones EURO STOXX 50 IndexTM and updates these weightings at the end of each quarter. Information contained in the STOXX Limited website is not incorporated by reference in, and should not be considered a part of, this underlying supplement.

The Dow Jones EURO STOXX 50 IndexTM is calculated as a price index and as a total return index (we refer to the total return index as the Dow Jones EURO STOXX 50 Total Return IndexTM). The Dow Jones EURO STOXX 50 Total Return IndexTM is the same as the Dow Jones EURO STOXX 50 IndexTM (described below) in all respects except with regard to the treatment of dividend payments on its component stocks. The level of the Dow Jones EURO STOXX 50 Total Return IndexTM reflects the payment of all dividends whereas the level of the Dow Jones EURO STOXX 50 IndexTM only takes into account (i) cash dividends on a component stock with a gross amount equal to or greater than 10 percent of such stock’s closing price on the day before the effective date and (ii) special dividends from non-operating income.

Dow Jones EURO STOXX 50 IndexTM Composition and Maintenance

The Dow Jones EURO STOXX 50 IndexTM is composed of 50 component stocks of market sector leaders from within the Dow Jones EURO STOXX IndexTM, which includes stocks selected from the Euro Zone. The component stocks have a high degree of liquidity and represent the largest companies across all market sectors defined by the Dow Jones Global Classification Standard.

The composition of the Dow Jones EURO STOXX 50 Index is reviewed annually, based on the closing stock data on the last trading day in August. The component stocks are announced on the first trading day in September. Changes to the component stocks are implemented on the third Friday in September and are effective the following trading day. Changes in the composition of the Dow Jones EURO STOXX 50 IndexTM are made to ensure that the Dow Jones EURO STOXX 50 IndexTM includes the 50 market sector leaders from within the Dow Jones EURO STOXX IndexTM. A current list of the issuers that comprise the Dow Jones EURO STOXX 50 IndexTM is available on the STOXX Limited website: http://www.stoxx.com. Information contained in the STOXX Limited website is not incorporated by reference in, and should not be considered a part of, this underlying supplement.

The free float factors for each component stock used to calculate the Dow Jones EURO STOXX 50 IndexTM, as described below, are reviewed, calculated and implemented on a quarterly basis and are fixed until the next quarterly review.

The Dow Jones EURO STOXX 50 IndexTM is also reviewed on an ongoing basis. Corporate actions (including initial public offerings, mergers and takeovers, spin-offs, delistings and bankruptcy) that affect the Dow Jones EURO STOXX 50 IndexTM composition are immediately reviewed. Any changes are announced, implemented and effective in line with the type of corporate action and the magnitude of the effect.

Dow Jones EURO STOXX 50 IndexTM Calculation

The Dow Jones EURO STOXX 50 IndexTM is calculated with the “Laspeyres formula,” which measures the aggregate price changes in the component stocks against a fixed base quantity weight. The formula for calculating the Dow Jones EURO STOXX 50 IndexTM value can be expressed as follows:

Index =	free float market capitalization of the Dow Jones EURO STOXX 50 Index	x 1,000
adjusted base date market capitalization of the Dow Jones EURO STOXX 50 Index

The “free float market capitalization of the Dow Jones EURO STOXX 50 IndexTM” is equal to the sum of the products of the closing price, market capitalization and free float factor for each component stock as of the time the Dow Jones EURO STOXX 50 IndexTM is being calculated.

The Dow Jones EURO STOXX 50 IndexTM is also subject to a divisor, which is adjusted to maintain the continuity of Dow Jones EURO STOXX 50 IndexTM values despite changes due to corporate actions. The following is a summary of the adjustments to any component stock made for corporate actions and the effect of such adjustment on the divisor, where shareholders of the component stock will receive “B” number of shares for every “A” share held (where applicable).

(1) Split and reverse split: Adjusted price = closing price * A/B New number of shares = old number of shares * B/A Divisor: no change	(2) Rights offering: Adjusted price = (closing price * A + subscription price * B) / (A + B) New number of shares = old number of shares * (A + B) / A Divisor: increases

(3) Stock dividend: Adjusted price = closing price * A / (A + B) New number of shares = old number of shares * (A + B) / A Divisor: no change	(4) Stock dividend of another company: Adjusted price = (closing price * A - price of other company * B) / A Divisor: decreases

(5) Return of capital and share consideration:

Adjusted price = (closing price - dividend announced by

company * (1-withholding tax)) * A / B

New number of shares = old number of shares * B / A

Divisor: decreases

(6) Repurchase shares / self tender:

Adjusted price = ((price before tender * old number of

 shares) - (tender price * number of

tendered shares)) / (old number of

  shares - number of tendered shares)

New number of shares = old number of shares - number of tendered shares

Divisor: decreases

(7) Spin-off: Adjusted price = (closing price * A - price of spun-off shares * B) / A Divisor: decreases

(8) Combination stock distribution (dividend or split) and rights offering:

For this corporate action, the following additional assumptions apply:

Shareholders receive B new shares from the distribution and C new shares from the rights offering for every A shares held

If A is not equal to one share, all the following “new number of shares” formulae need to be divided by A:

—If rights are applicable after stock distribution (one action applicable to other):

Adjusted price = (closing price * A + subscription price

                        * C * (1 + B / A)) / ((A + B) * ( 1 + C / A))

New number of shares = old number of shares * ((A + B)

            * (1 + C / A)) / A

Divisor: increases

—If stock distribution is applicable after rights (one action applicable to other):

Adjusted price = (closing price * A + subscription price

* C) / ((A + C) * (1 + B / A))

New number of shares = old number of shares * ((A + C)

        * (1 + B / A))

Divisor: increases

—Stock distribution and rights (neither action is applicable to the other):

Adjusted price = (closing price * A + subscription price * C) / (A + B + C)

New number of shares = old number of shares * (A + B + C) / A

Divisor: increases

The securities are not sponsored, endorsed, sold or promoted by STOXX Limited, including its affiliates. We refer to STOXX Limited and its affiliates collectively as STOXX Limited. STOXX Limited has not passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to the securities. STOXX Limited makes no representation or warranty, express or implied to the owners of the securities or any member of the public regarding the advisability of investing in securities generally or in the securities particularly, or the ability of the Dow Jones EURO STOXX 50 IndexTM to track general stock market performance. The Dow Jones EURO STOXX 50 IndexTM is determined, composed and calculated by STOXX Limited without regard to Deutsche Bank AG or the securities. STOXX Limited and Dow Jones have no obligation to take the needs of Deutsche Bank AG or the holders of the securities into consideration in determining, composing or calculating the Dow Jones EURO STOXX 50 IndexTM. STOXX Limited and Dow Jones are not responsible for and have not participated in the determination of the timing of, prices at, or quantities of the securities to be issued or in the determination or calculation of the equation by which the securities are to be converted into cash. STOXX Limited and Dow Jones have no liability in connection with the administration, marketing or trading of the securities.

STOXX LIMITED AND DOW JONES DO NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE DOW JONES EURO STOXX 50 INDEXTM OR ANY DATA INCLUDED THEREIN AND STOXX LIMITED AND DOW JONES SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS THEREIN. STOXX LIMITED AND DOW JONES MAKE NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY DEUTSCHE BANK AG, HOLDERS OF THE SECURITIES, OR ANY OTHER PERSON OR ENTITY IN CONNECTION WITH THE USE OF THE DOW JONES EURO STOXX 50 INDEXTM OR ANY DATA INCLUDED THEREIN. STOXX LIMITED AND DOW JONES MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE DOW JONES EURO STOXX 50 INDEXTM OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL STOXX LIMITED OR DOW JONES HAVE ANY LIABILITY FOR ANY LOST PROFITS OR SPECIAL, INCIDENTAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES, EVEN IF NOTIFIED OF THE POSSIBILITY THEREOF. THE LICENSING AGREEMENT BETWEEN DEUTSCHE BANK AG AND STOXX LIMITED AND DOW JONES ARE SOLELY FOR THEIR BENEFIT AND NOT FOR THE BENEFIT OF THE OWNERS OF THE SECURITIES OR ANY THIRD PARTIES.

“DOW JONES EURO STOXX 50” AND “STOXX” ARE THE INTELLECTUAL PROPERTY OF STOXX LIMITED AND DOW JONES AND HAVE BEEN LICENSED FOR CERTAIN PURPOSES BY DEUTSCHE BANK AG. THE SECURITIES ARE NOT SPONSORED, ENDORSED, SOLD OR PROMOTED BY STOXX LIMITED AND DOW JONES, AND STOXX LIMITED AND DOW JONES MAKES NO REPRESENTATION REGARDING THE ADVISABILITY OF INVESTING IN THE SECURITIES.

The S&P 500® Total Return Index

We have derived all information contained in this underlying supplement regarding the S&P 500® Index, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by, Standard & Poor’s, a division of the McGraw-Hill Companies, Inc. (“S&P”). The S&P 500® Index was developed by S&P and is calculated, maintained and published by S&P. We make no representation or warranty as to the accuracy or completeness of such information.

The S&P 500® Index is calculated as a price index and as a total return index (we refer to the total return index as the S&P 500® Total Return Index). The S&P 500® Total Return Index differs from the S&P 500® Index (described below) with regard to the treatment of dividend payments on its component stocks. Ordinary cash dividends are applied on the ex-dividend date in calculating the S&P 500® Total Return Index whereas such dividends are not reflected in the level of the S&P 500® Index.

The S&P 500® Index is intended to provide a performance benchmark for the U.S. equity markets. The calculation of the level of the S&P 500® Index (discussed below in further detail) is based on the relative value of the aggregate Market Value (as defined below) of the common stocks of 500 companies (the “S&P 500® Component Stocks”) as of a particular time as compared to the aggregate average Market Value of the common stocks of 500 similar companies during the base period of the years 1941 through 1943. Historically, the “Market Value” of any S&P 500® Component Stock was calculated as the product of the market price per share and the number of the then outstanding shares of such S&P 500® Component Stock. As discussed below, on March 21, 2005, S&P began to use a new methodology to calculate the Market Value of the S&P 500® Component Stocks and on September 16, 2005, S&P completed its transition to the new calculation methodology. The 500 companies are not the 500 largest companies listed on the NYSE and not all 500 companies are listed on such exchange. S&P chooses companies for inclusion in the S&P 500® Index with an aim of achieving a distribution by broad industry groupings that approximates the distribution of these groupings in the common stock population of the U.S. equity market. S&P may from time to time, in its sole discretion, add companies to, or delete companies from, the S&P 500® Index to achieve the objectives stated above. Relevant criteria employed by S&P include the viability of the particular company, the extent to which that company represents the industry group to which it is assigned, the extent to which the company’s common stock is widely-held and the Market Value and trading activity of the common stock of that company.

On March 21, 2005, S&P began to calculate the Index based on a half float-adjusted formula, and on September 16, 2005 the Index became fully float adjusted. S&P’s criteria for selecting stocks for the Index have not been changed by the shift to float adjustment. However, the adjustment affects each company’s weight in the Index (i.e., its Market Value).

Under float adjustment, the share counts used in calculating the Index reflect only those shares that are available to investors, not all of a company’s outstanding shares. S&P defines three groups of shareholders whose holdings are subject to float adjustment:

•	holdings by other publicly traded corporations, venture capital firms, private equity firms, strategic partners, or leveraged buyout groups;

•	holdings by government entities, including all levels of government in the United States or foreign countries; and

•

holdings by current or former officers and directors of the company, founders of the company, or family trusts of officers, directors, or founders, as well as holdings of trusts, foundations, pension funds, employee stock ownership plans, or other investment vehicles associated with and controlled by the company.

However, treasury stock, stock options, restricted shares, equity participation units, warrants, preferred stock, convertible stock, and rights are not part of the float. In cases where holdings in a group exceed 10% of the outstanding shares of a company, the holdings of that group will be excluded from the float-adjusted count of shares to be used in the Index calculation. Mutual funds, investment advisory firms, pension funds, or foundations not associated with the company and investment funds in insurance companies, shares of a United States company traded in Canada as “exchangeable shares,” shares that trust beneficiaries may buy or sell without difficulty or significant additional expense beyond typical brokerage fees, and, if a company has multiple classes of stock outstanding, shares in an unlisted or non-traded class if such shares are convertible by shareholders without undue delay and cost, are also part of the float.

For each stock, an investable weight factor (“IWF”) is calculated by dividing the available float shares, defined as the total shares outstanding less shares held in one or more of the three groups listed above where the group holdings exceed 10% of the outstanding shares, by the total shares outstanding. (On March 21, 2005, the S&P 500® Index moved half way to float adjustment, meaning that if a stock has an IWF of 0.80, the IWF used to calculate the Index between March 21, 2005 and September 16, 2005 was 0.90. On September 16, 2005, S&P began to calculate the Index on a fully float-adjusted basis, meaning that if a stock has an IWF of 0.80, the IWF used to calculate the S&P 500® Index on and after September 16, 2005 is 0.80.) The float-adjusted Index is calculated by dividing the sum of the IWF multiplied by both the price and the total shares outstanding for each stock by the index divisor. For companies with multiple classes of stock, S&P will calculate the weighted average IWF for each stock using the proportion of the total company market capitalization of each share class as weights.

As of the date of this underlying supplement, the S&P 500® Index is calculated using a base-weighted aggregate methodology: the level of the S&P 500® Index reflects the total Market Value of all 500 S&P 500® Component Stocks relative to the S&P 500® Index’s base period of 1941–43 (the “Base Period”).

An indexed number is used to represent the results of this calculation in order to make the value easier to work with and track over time.

The actual total Market Value of the S&P 500® Component Stocks during the Base Period has been set equal to an indexed value of 10. This is often indicated by the notation 1941–43=10. In practice, the daily calculation of the S&P 500® Index is computed by dividing the total Market Value of the S&P 500® Component Stocks by a number called the Index Divisor. By itself, the Index Divisor is an arbitrary number. However, in the context of the calculation of the S&P 500® Index, it is the only link to the original Base Period level of the S&P 500® Index. The Index Divisor keeps the S&P 500® Index comparable over time and is the manipulation point for all adjustments to the Index (“Index Maintenance”).

Index Maintenance includes monitoring and completing the adjustments for company additions and deletions, share changes, stock splits, stock dividends and stock price adjustments due to company restructurings or spinoffs.

To prevent the level of the S&P 500® Index from changing due to corporate actions, all corporate actions which affect the total Market Value of the S&P 500® Index require an Index Divisor adjustment. By adjusting the Index Divisor for the change in total Market Value, the level of the S&P 500® Index remains constant. This helps maintain the level of the S&P 500® Index as an accurate barometer of stock market performance and ensures that the movement of the S&P 500® Index does not reflect the corporate actions of individual companies in the S&P 500® Index. All Index Divisor adjustments are made after the close of trading and after the calculation of the S&P 500® Index. Some corporate actions, such as stock splits and stock dividends, require simple changes in the common shares outstanding and the stock prices of the companies in the Index and do not require Index Divisor adjustments.

The table below summarizes the types of the S&P 500® Index maintenance adjustments and indicates whether or not an Index Divisor adjustment is required.

Type of Corporate Action		Adjustment Factor		Divisor Adjustment Required
Stock split (e.g., 2-for-1)		Shares Outstanding multiplied by 2; Stock Price divided by 2		No

Share Issuance (i.e., change ≥ 5%)		Shares Outstanding plus newly issued Shares		Yes

Share Repurchase (i.e., change ≥ 5%)		Shares Outstanding minus Repurchased Shares		Yes

Special Cash Dividends		Share Price minus Special Dividend		Yes

Company Change		Add new company Market Value minus old company Market Value		Yes

Rights offering		Price of parent company minus		Yes

	(	Price of Rights	)
Right Ratio

Spinoffs		Price of parent company minus		Yes

	(	Price of Spinoff Co.	)
Share Exchange Ratio

Stock splits and stock dividends do not affect the Index Divisor of the S&P 500® Index, because following a split or dividend both the stock price and number of shares outstanding are adjusted by S&P so that there is no change in the Market Value of the S&P 500® Component Stock. All stock split and dividend adjustments are made after the close of trading on the day before the ex-dividend date.

Each of the corporate events exemplified in the table requiring an adjustment to the Index Divisor has the effect of altering the Market Value of the S&P 500® Component Stock and consequently of altering the aggregate Market Value of the S&P 500® Component Stocks (the “Post-Event Aggregate Market Value”). In order that the level of the S&P 500® Index (the “Pre-Event Index Value”) not be affected by the altered Market Value (whether increase or decrease) of the affected S&P 500® Component Stock, a new Index Divisor (“New Divisor”) is derived as follows:

Post-Event Aggregate Market Value	= Pre-Event Index Value
New Divisor

New Divisor =	Post-Event Aggregate Market Value
Pre-Event Index Value

A large part of the Index maintenance process involves tracking the changes in the number of shares outstanding of each of the S&P 500® Index companies. Four times a year, on a Friday close to the end of each calendar quarter, the share totals of companies in the S&P 500® Index are updated as required by any changes in the number of shares outstanding. After the totals are updated, the Index Divisor is adjusted to compensate for the net change in the total Market Value of the Index. In addition, any changes over 5% in the current common shares outstanding for the Index companies are carefully reviewed on a weekly basis, and when appropriate, an immediate adjustment is made to the Index Divisor.

The securities are not sponsored, endorsed, sold or promoted by Standard & Poor’s, a division of the McGraw-Hill Companies, Inc., which we refer to as S&P. S&P makes no representation or warranty, express or implied, to the owners of the securities or any member of the public regarding the advisability of investing in securities generally or in the securities particularly, or the ability of the S&P 500® Index to track general stock market performance. S&P has no obligation to take the needs of Deutsche Bank AG or the holders of the securities into consideration in determining, composing or calculating the S&P 500® Index. S&P is not responsible for and has not participated in the determination of the timing, price or quantity of the securities to be issued or in the determination or calculation of the amount due at maturity of the securities. S&P has no obligation or liability in connection with the administration, marketing or trading of the securities.

S&P DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE S&P 500® INDEX OR ANY DATA INCLUDED THEREIN AND S&P SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS THEREIN. S&P MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY DEUTSCHE BANK AG, HOLDERS OF THE SECURITIES OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P 500® INDEX OR ANY DATA INCLUDED THEREIN. S&P MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE S&P 500® INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL S&P HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

“STANDARD & POOR’S”, “S&P”, “S&P 500” AND “500” ARE THE INTELLECTUAL PROPERTY OF THE MCGRAW-HILL COMPANIES, INC. AND HAVE BEEN LICENSED FOR USE BY DEUTSCHE BANK AG. THE SECURITIES ARE NOT SPONSORED, ENDORSED, SOLD OR PROMOTED BY S&P AND S&P MAKES NO REPRESENTATION REGARDING THE ADVISABILITY OF PURCHASING ANY OF THE SECURITIES.

The TOPIX 100® Total Return Index

The TOPIX 100® Index is a sub-index of the Tokyo Stock Price Index. The Tokyo Stock Price Index, which we refer to the as the TOPIX Index, was developed by the Tokyo Stock Exchange, Inc. (the “TSE”). We have derived all information contained in this underlying supplement regarding the TOPIX Index and its sub-indices, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by, the TSE. We make no representation or warranty as to the accuracy or completeness of such information. The TSE is under no obligation to continue to publish the TOPIX Index or its sub-indices and may discontinue publication of the TOPIX Index or its sub-indices at any time. Publication of the TOPIX Index began on July 1, 1969, with a base value of 100 calculated on the base date of January 4, 1968. The TOPIX Index is computed and published every 15 seconds via the TSE’s Market Information System and is reported to securities companies across Japan and available worldwide through computerized information networks.

The TOPIX 100® Index is calculated as a price index and as a total return index (we refer to the total return index as the TOPIX 100® Total Return Index). The TOPIX 100® Total Return Index differs from the TOPIX 100® Index (described below) in that the TOPIX 100® Total Return Index is adjusted to reflect the payment of dividends on its component stocks. Adjustments are made on the ex-dividend date based on the amount of dividends for each component stock.

Composition and Maintenance

The 100 component stocks of the TOPIX 100® Index are selected from the stocks that comprise the TOPIX Index as follows. First, the 30 stocks that comprise the TOPIX Core 30 Index are selected for inclusion in the TOPIX 100 Index (the method for selecting the components of the TOPIX Core 30 is described below). The remaining 70 stocks are selected from the current constituents of the TOPIX 100® Index. Of such current constituents, the 70 largest stocks by free- float adjusted market capitalization as of the base date are selected. These 70 stocks must be from the TSE First Section’s top 200 stocks by total trading value for the previous 3-year period and must also be ranked within the top 130 stocks by free-float adjusted market capitalization as of the base date. If it is not possible to select all the 70 stocks in accordance with the procedures above, the remaining stocks are selected from the TSE First Section’s top 200 stocks listed by total trading value for the previous 3-year period to the base date.

The TOPIX Core 30 Index also is a sub-index of the TOPIX Index. The 30 component stocks of the TOPIX Core 30 Index are selected from the stocks that comprise the TOPIX Index as follows. First, the 15 largest stocks by free-float adjusted market capitalization are selected from the TSE First Section’s top 90 stocks by total trading value during the previous 3-year period. The remaining 15 stocks are selected from the current constituents of the TOPIX Core 30 Index. Of such current constituents, the 15 largest stocks by free-float adjusted market capitalization as of the base date are selected. These 15 stocks must be from the TSE First Section’s top 90 stocks by total trading value during the previous 3-year period and must also be ranked within the top 40 stocks by free-float adjusted market capitalization as of the base date. If it is not possible to select all the 15 stocks in accordance with the procedures above, the remaining stocks are selected from the TSE First Section’s top 90 companies by total trading value for the previous 3-year period to the base date.

The TOPIX Index is a capitalization weighted index of all domestic common stocks listed on the First Section of the TSE. The TSE is responsible for calculating and maintaining the TOPIX Index, and can add, delete or substitute the stocks underlying the TOPIX Index or make other methodological changes that could change the value of the TOPIX Index. The underlying stocks may be removed, if necessary, in accordance with deletion/addition rules which provide generally for the deletion of a stock from the TOPIX Index if such stock ceases to meet the criteria for inclusion. Stocks listed on the Second Section of the TSE may be transferred to the First Section if they satisfy applicable criteria. Such criteria include numerical minimum values for number of shares listed, number of shareholders and average monthly trading volume, among others. Similarly, when a First Section stock falls within the coverage of TSE rules prescribing reassignment thereof to the Second Section, such stock will be removed from the First Section. As of October 31, 2007, stocks of 1,720 companies were assigned to the First Section of the TSE and stocks of 467 companies were assigned to the Second Section.

TOPIX Index Calculation

The TOPIX Index is not expressed in Japanese Yen, but is presented in terms of points (as a decimal figure) rounded off to the nearest one-hundredth. The TOPIX Index is calculated by multiplying 100 by the figure obtained by dividing the current market value (the current market price per share at the time of the index calculation multiplied by the number of common shares listed on the First Section of the TSE at the same instance) (the “TOPIX Aggregate Market Value”) by the base market value (i.e., the TOPIX Aggregate Current Market Value on the base date) (the “TOPIX Base Aggregate Market Value”).

The calculation of the TOPIX Index can be represented by the following formula:

Index	=	TOPIX Aggregate Market Value TOPIX Base Aggregate Market Value	×	100

In order to maintain continuity, the TOPIX Base Aggregate Market Value is adjusted from time to time to ensure that it reflects only price movements resulting from auction market activity, and to eliminate the effects of other factors and prevent any instantaneous change or discontinuity in the level of the TOPIX Index. Such factors include, without limitation: new listings; delistings; new share issues either through public offerings or through rights offerings to shareholders; issuance of shares as a consequence of exercise of convertible bonds or warrants; and transfer of listed securities from the First Section to the Second Section of the TSE.

The formula for the adjustment is as follows:

Old TOPIX Aggregate Market Value Old TOPIX Base Aggregate Market Value	=	New TOPIX Aggregate Market Value New TOPIX Base Aggregate Market Value

Therefore,

New TOPIX Base Aggregate Market Value	=	Old TOPIX Base Aggregate Market Value × New TOPIX Aggregate Market Value Old TOPIX Aggregate Market Value

The TOPIX Base Aggregate Market Value remains at the new value until a further adjustment is necessary as a result of another change. As a result of such change affecting the TOPIX Aggregate Market Value or any stock underlying the TOPIX Index, the TOPIX Base Aggregate Market Value is adjusted in such a way that the new value of the TOPIX Index will equal the level of the TOPIX Index immediately prior to such change.

No adjustment is made to the TOPIX Base Aggregate Market Value in the case of events such as stock splits and decreases in paid in capital which theoretically do not affect market capitalization. In such cases, the new stock price multiplied by the increased (or decreased) number of shares is the same as the old stock price multiplied by the old number of shares and no adjustment is necessary.

The securities are not sponsored, endorsed, sold or promoted by the Tokyo Stock Exchange, Inc., which we refer to as the TSE. The TSE makes no representation or warranty, express or implied, to the owners of the securities or any member of the public regarding the advisability of investing in securities generally or in the securities particularly, or the ability of the TOPIX Index to track general stock market performance. The TSE has no obligation to take the needs of Deutsche Bank AG or the holders of the securities into consideration in determining, composing or calculating the TOPIX Index. The TSE is not responsible for and has not participated in the determination of the timing, price or quantity of the securities to be issued or in the determination or calculation of the amount due at maturity of the securities. The TSE has no obligation or liability in connection with the administration, marketing or trading of the securities.

THE TSE DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE TOPIX INDEX OR ANY DATA INCLUDED THEREIN AND THE TSE SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS THEREIN. THE TSE MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY DEUTSCHE BANK AG, HOLDERS OF THE SECURITIES OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE TOPIX INDEX OR ANY DATA INCLUDED THEREIN. THE TSE MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE TOPIX INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL THE TSE HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

“TOPIX”, “TOPIX 100” AND “TOPIX CORE 30” ARE THE INTELLECTUAL PROPERTY OF THE TSE AND HAVE BEEN LICENSED FOR USE BY DEUTSCHE BANK AG. THE SECURITIES ARE NOT SPONSORED, ENDORSED, SOLD OR PROMOTED BY THE TSE AND THE TSE MAKES NO REPRESENTATION REGARDING THE ADVISABILITY OF PURCHASING ANY OF THE SECURITIES.

The FTSE 100® Total Return Index

We have derived all information contained in this underlying supplement regarding the FTSE 100® Index, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by, FTSE International Limited (“FTSE”), a company owned equally by the London Stock Exchange (the “LSE”) and The Financial Times Limited (“FT”). We make no representation or warranty as to the accuracy or completeness of such information. The FTSE 100 Index was developed by FTSE and is calculated, maintained and published by FTSE, in association with the Institute and the Faculty of Actuaries.

The FTSE 100 Index measures the composite price performance of stocks of the largest 100 companies (determined on the basis of market capitalization) traded on the LSE. Publication of the FTSE 100® Index began in February 1984.

The FTSE 100® Index is calculated as a price index and as a total return index (we refer to the total return index as the FTSE 100® Total Return Index). The FTSE 100® Total Return Index differs from the FTSE 100® Index (described below) in that the level of the FTSE 100® Total Return Index is adjusted to reflect dividend payments on its component stocks. Adjustments are made with the assumption that dividend income is reinvested on the ex-dividend date.

The FTSE 100® Index is calculated by (i) multiplying the per share price of each stock included in the FTSE 100® Index by the number of outstanding shares, (ii) calculating the sum of all these products (such sum referred to hereinafter as the “FTSE Aggregate Market Value”) as of the starting date of the FTSE 100® Index, (iii) dividing the FTSE Aggregate Market Value by a divisor which represents the FTSE Aggregate Market Value on the base date of the FTSE 100® Index and which can be adjusted to allow changes in the issued share capital of individual underlying stocks including the deletion and addition of stocks, the substitution of stocks, stock dividends and stock splits to be made without distorting the FTSE 100 Index and (iv) multiplying the result by 1,000. Because of such capitalization weighting, movements in share prices of companies with relatively larger market capitalization will have a greater effect on the level of the entire FTSE 100 than will movements in share prices of companies with relatively smaller market capitalization.

The 100 stocks included in the FTSE 100® Index (the “FTSE Underlying Stocks”) were selected from a reference group of stocks trading on the LSE which were selected by excluding certain stocks that have low liquidity based on public float, accuracy and reliability of prices, size and number of trading days. The FTSE Underlying Stocks were selected from this reference group by selecting 100 stocks with the largest market value. A list of the issuers of the FTSE Underlying Stocks is available from FTSE.

The FTSE 100® Index is reviewed quarterly by an Index Steering Committee of the LSE in order to maintain continuity in the level. The FTSE Underlying Stocks may be replaced, if necessary, in accordance with deletion/addition rules which provide generally for the removal and replacement of a stock from the FTSE 100® Index if such stock is delisted or its issuer is subject to a takeover offer that has been declared unconditional or it has ceased, in the opinion of the Index Steering Committee, to be a viable component of the FTSE 100® Index. To maintain continuity, a stock will be added at the quarterly review if it has risen to 90th place or above and a stock will be deleted if at the quarterly review it has fallen to 111th place or below, in each case ranked on the basis of market capitalization.

The securities are not sponsored, endorsed, sold or promoted by FTSE International Limited, which we refer to as FTSE, a company owned equally by the London Stock Exchange and The Financial Times Limited, which we refer to as the LSE and FT, respectively. FTSE, the LSE and FT make no representation or warranty, express or implied, to the owners of the securities or any member of the public regarding the advisability of investing in securities generally or in the securities particularly, or the ability of the FTSE 100® Index to track general stock market performance. FTSE, the LSE and FT have no obligation to take the needs of Deutsche Bank AG or the holders of the securities into consideration in determining, composing or calculating the FTSE 100® Index. FTSE, the LSE and FT are not responsible for and have not participated in the determination of the timing, price or quantity of the securities to be issued or in the determination or calculation of the amount due at maturity of the securities. FTSE, the LSE and FT have no obligation or liability in connection with the administration, marketing or trading of the securities.

FTSE, THE LSE AND FT DO NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE FTSE 100® INDEX OR ANY DATA INCLUDED THEREIN AND FTSE, THE LSE AND FT SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS THEREIN. FTSE, THE LSE AND FT MAKE NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY DEUTSCHE BANK AG, HOLDERS OF THE SECURITIES OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE FTSE 100® INDEX OR ANY DATA INCLUDED THEREIN. FTSE, THE LSE AND FT MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE FTSE 100® INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL FTSE, THE LSE

AND FT HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

“FTSE” AND “FTSE 100 INDEX” ARE THE INTELLECTUAL PROPERTY OF FTSE AND HAVE BEEN LICENSED FOR USE BY DEUTSCHE BANK AG. THE SECURITIES ARE NOT SPONSORED, ENDORSED, SOLD OR PROMOTED BY FTSE, THE LSE OR FT AND FTSE, THE LSE AND FT MAKE NO REPRESENTATION REGARDING THE ADVISABILITY OF PURCHASING ANY OF THE SECURITIES.